                                                               EXECUTION VERSION
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                                  $550,000,000
                                CREDIT AGREEMENT


                                      among


                         CARIBINER INTERNATIONAL, INC.,


                                CARIBINER, INC.,


              The Several Lenders from Time to Time Parties Hereto


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                                       and


                       MERRILL LYNCH CAPITAL CORPORATION,
                              as Syndication Agent





                          Dated as of October 28, 1997





================================================================================



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     CREDIT AGREEMENT, dated as of October 28, 1997, among CARIBINER
INTERNATIONAL, INC., a Delaware corporation (the "Parent"), CARIBINER, INC., a New York corporation (the "Company"; together with the Parent, "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent for the Lenders hereunder (in such capacity, the "Administrative Agent")and MERRILL LYNCH CAPITAL CORPORATION, as Syndication Agent (in such capacity, the "Syndication Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company is party to the Credit Agreement, dated as of December 4, 1996 (the "Existing Credit Agreement"), with the several banks and other financial institutions party thereto and The Chase Manhattan Bank, as administrative agent;

     WHEREAS, the Company, through Caribiner Services Limited, a Wholly Owned Subsidiary incorporated under the laws of England ("Target Acquisition Corp."), intends to acquire (the "Target Acquisition") Visual Action Holdings plc, a company incorporated under the laws of England (the "Target");

     WHEREAS, the Target Acquisition will be accomplished by means of (i) a tender offer (the "Tender Offer") to be made by Target Acquisition Corp. for 100% (but in any event not less than the Minimum Number of Shares) of the issued and outstanding ordinary shares of the Target (the "Target Shares") and (ii) subject to the terms and conditions hereof, open market purchases of outstanding Target Shares which may be effected by Target Acquisition Corp. after the issuance of the Press Release, followed by a compulsory acquisition of any remaining Target Shares not owned by Target Acquisition Corp. after consummation of the Tender Offer;

     WHEREAS, in order to finance the Target Acquisition, to refinance all outstanding indebtedness under the Existing Credit Agreement and other existing indebtedness of the Borrowers and the Target, to pay fees and expenses in connection with the Target Acquisition and the financing thereof, to provide for the working capital and general corporate needs of the Borrowers and their Subsidiaries prior to and following the Target Acquisition and to fund certain Future Acquisitions by the Borrowers, the Borrowers have requested the Lenders to establish senior credit facilities aggregating $550,000,000; and

     WHEREAS, the Lenders are willing to establish such credit facilities upon and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:




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                                                                               2



                             ARTICLE I. DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquiree" means any Person to be acquired, or the assets and business of which is to be acquired, in a Future Acquisition.

     "Acquisition Date" means, with respect to any Future Acquisition, the date of execution of the purchase agreement with respect to such Future Acquisition.

     "Acquisition Documents" means the purchase agreement or other acquisition agreement and any other material agreements or instruments related thereto executed in connection with any Future Acquisition.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" has the meaning assigned to such term in the preamble hereof.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, none of the Wholly Owned Subsidiaries of the Parent shall be the Parent's Affiliate.

     "Aggregate Commitment" means, collectively, the Term Loan Commitments of all Lenders and the Revolving Credit Commitments of all Lenders.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.




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                                                                               3


     "Applicable Margin" means, with respect to each Type of Loan, the percentage determined in accordance with the Pricing Grid; provided, that (i) for the period from the Effective Date until the Tender Closing Date, the Applicable Margin with respect to (a) Eurodollar Loans shall be 1.125% and (b) ABR Loans shall be .125% and (ii) for the period from the Tender Closing Date until the date of delivery of the financial statements described in Section 6.01(b) for the fiscal quarter of the Parent ending on December 31, 1997, the Applicable Margin shall be determined in accordance with the Pricing Grid based on the documents delivered pursuant to Section 6.01(c); provided, further, that at any time after the Transition Date, the Applicable Margin with respect to (i) Eurodollar Loans shall be .875% and (ii) ABR Loans shall be 0.

     "Application" means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

     "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "Asset Sale" means any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clauses
(a), (b), (c) and (d) of Section 7.06); provided, that an "Asset Sale" shall be deemed to have occurred only to the extent that the aggregate gross proceeds to the Parent or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) of all such Dispositions in any fiscal year of the Parent plus the aggregate amount received by the Parent or any of its Subsidiaries on account of any Recovery Event (without giving effect to the proviso contained in the definition of such term) in any such fiscal year exceed $10,000,000.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

     "Authorized Officer" means, as to each Borrower, the Chief Financial

Officer of such Borrower or any individual designated as such in writing by such Chief Financial Officer.

     "Available Commitments" means, collectively, the Available Term Loan Commitment and Available Revolving Credit Commitment.

     "Available Revolving Credit Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the amount of such Lender's Revolving Credit Exposure.

     "Available Term Loan Commitment" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Term Loan Commitment over (b) the aggregate outstanding principal amount of such Lender's Term Loans.

     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrowers" has the meaning assigned to such term in the preamble hereof.

     "Borrowing" means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same day by the Lenders, as to which a single Interest Period is in effect.

     "Borrowing Date" means any Business Day specified in a Borrowing Request, as a date on which a Borrower requests the Lenders to make Loans to such Borrower hereunder.

     "Borrowing Request" means a borrowing request submitted by one of the Borrowers pursuant to Section 2.02 or Section 2.03 containing the applicable information prescribed by such Sections.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditure" means, for any period, the amount equal to the sum (without duplication) of all expenditures (by the expenditure of cash or the incurrence of Indebtedness) made by the Parent and its Subsidiaries during such period in respect of the purchase or other acquisition or improvement of any fixed or capital asset and any other amounts which would, in accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows of the Parent and its Subsidiaries for such period; provided that the term "Capital Expenditures" shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed


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                                                                               5



from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time and (c) the purchase of plant, property or equipment made within one year of the sale of any asset to the extent purchased with the proceeds of such sale.

     "Capital Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or the United Kingdom or any agency or instrumentality thereof (provided that the full faith and credit of the applicable country is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar or Sterling denominated (or foreign currency fully hedged) time deposits, demand deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any United States of America or United Kingdom commercial bank of recognized standing having capital and surplus in excess of $250,000,000 (or equivalent) or
(z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any United States of America or United Kingdom corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition,
(iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 (or equivalent) for direct obligations issued by or fully guaranteed by the United States of America or the United Kingdom, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to the principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's, (vii) U.S. dollar or Sterling denominated time and demand deposit accounts with any United States of America or United Kingdom commercial banks insured by the

Federal Deposit Insurance Corporation (or equivalent United Kingdom agency) with an aggregate balance not to exceed $100,000 (or equivalent) in the aggregate at any time at any such bank, (viii) investments in money market mutual funds in the United States of America (or equivalent or similar vehicle in the United Kingdom) having assets in excess of $2,500,000,000 (or equivalent) and (ix) federally tax exempt securities rated A or better by either S&P or Moody's.

     "CEL" means Caribiner Europe Limited, a company incorporated under the laws of England.

     "CEL Pledge Agreement" means the Mortgage of Shares to be executed and delivered by the Parent and the Administrative Agent, substantially in the form of Exhibit D-2, pursuant to which the Capital Stock of CEL shall be pledged, as the same may be amended, supplemented or otherwise modified from time to time.

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Warburg, its Affiliates and any other Person which is an Affiliate of the Parent as of the date hereof, of shares representing more than 35% (or such higher percentage as shall be owned at such time by Warburg and/or its Affiliates) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Parent; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who are not Continuing Directors; or (c) the Parent ceases to own, directly or indirectly, all of the issued and outstanding Capital Stock of the Company.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of

Section 2.10(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CHUK II" means Caribiner Holdings (UK) No. 2 Ltd., a company incorporated under the laws of England.

     "CHUK II Pledge Agreement" means the Mortgage of Shares to be executed and delivered by CEL and the Administrative Agent, substantially in the form of Exhibit D-3, pursuant to which 65% of the Capital Stock of CHUK II shall be pledged, as the same may be amended, supplemented or otherwise modified from time to time.

     "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Revolving Credit Loans.


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                                                                               7


     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

     "Commitment Fee Rate" means the commitment fee rate from time to time determined pursuant to the Pricing Grid.

     "Commitments" means, collectively, the Term Loan Commitments and the Revolving Credit Commitments.

     "Compulsory Acquisition" means the acquisition by Target Acquisition Corp., pursuant to Sections 428 to 430F of the Companies Act 1985, of England, of all of the issued and outstanding Target Shares not then owned by Target Acquisition Corp.

     "Consolidated Cash Interest Expense" means, for any period, the amount of interest expense (other than capitalized, accreted or pay-in-kind interest and fees, to the extent any such fees would be deemed to be interest) deducted from earnings in determining Consolidated Net Income for such period.

     "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period (excluding, to the extent included in such Consolidated Net Income, (i) any non-cash income or expense other than the items covered in (b), (c) or (d) below and (ii) any gains or losses from sales, exchange and other dispositions of property not in the ordinary course of business), plus to the extent deducted in determining such Consolidated Net Income (b) income taxes accrued during such period, (c) depreciation and amortization for such period, (d) interest accrued in such period, as computed on the accrual method in accordance with GAAP and (e) any other non-cash charges; provided, that for purposes of calculating Consolidated EBITDA for any period, (1) the Consolidated EBITDA of any Person acquired by the Parent or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if (i) the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the fiscal quarter of the Parent preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (A) have been provided to the Administrative Agent and the Lenders and (B) either (x) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (y) have been found acceptable by the Administrative Agent and (ii) such financial statements, when delivered to the Administrative Agent, are accompanied by calculations, in reasonable detail acceptable to the Administrative Agent, demonstrating the pro forma inclusion of the consolidated EBITDA of the Acquiree in Consolidated EBITDA, including all pro forma expense adjustments, which calculations and adjustments shall have been acknowledged and agreed to by the Administrative Agent and (2) the Consolidated EBITDA of any Person Disposed of by the Parent or its Subsidiaries during such period shall be excluded on a pro forma basis for such period (assuming the consummation of each such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). For purposes of this definition the "consolidated EBITDA of the Acquiree" shall mean, for any period, the sum of
(aa) net income of the Acquiree and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding, to the extent included in such consolidated net income, (I) any non-cash income or expense other than the items covered in (bb), (cc) or (dd) below and (II) any gains or losses from sales, exchange and other dispositions of property not in the ordinary course of business), plus to the extent deducted in determining such consolidated net income of the Acquiree and its Subsidiaries (bb) income taxes accrued during such period, (cc) depreciation and amortization for such period,
(dd) interest accrued in such period, as computed on the accrual method in accordance with GAAP and (ee) any other non-cash charges.

     "Consolidated Funded Debt" means, as of any date, all Indebtedness of the Parent and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP (including the current portion thereof) that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of the Parent or any of such Subsidiaries, as the case may be, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, (a) all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and (b) all Subordinated Indebtedness.

     "Consolidated Indebtedness" means, as of any date, all Indebtedness of the Parent and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Leverage Ratio" means, as of the last day of any period of four consecutive fiscal quarters of the Parent, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA for such period.

     "Consolidated Net Income" means, for any period, net income of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that Consolidated Net Income shall not include any extraordinary or non-recurring gains or losses and income taxes related thereto.

     "Consolidated Revenue" means, for any period, the sum of all amounts which would, in conformity with GAAP, be set forth opposite the caption "revenue" (or any like caption) on a consolidated income statement of the Parent and its Subsidiaries for such period.

     "Consolidated Total Assets" means, as of any date, the sum of all amounts which would, in conformity with GAAP, be set forth opposite the caption "assets" (or any like caption) on a consolidated balance sheet of the Parent and its Subsidiaries as at such date.

     "Continuing Directors" means the directors of the Parent on the Effective Date and each other director, if such other director's nomination for election to the board of directors of the Parent is recommended by a majority of the then Continuing Directors.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.07.


     "Disposition" means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Domestic Subsidiary" means any Subsidiary of the Parent organized under the laws of any jurisdiction within the United States of America.

     "Earn-Out Agreement" means any agreement or instrument providing for contingent obligations to pay future consideration in connection with acquisitions which are not otherwise recorded as a liability in accordance with GAAP.

     "Effective Date" has the meaning assigned to such term in Section 5.01.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Eurodollar Loans" means Loans the rate of interest applicable to which is based upon the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VIII.

     "Excluded Subsidiaries" means, collectively, Ingleby Marketing Corp., Marketing Trademark Consultants, Sports Marketing Group, Ingleby Communications Corp., Mark Wallace Associates Limited, Spectrum Communications Limited and SCH International Limited.

     "Excluded Foreign Subsidiary" means any Foreign Subsidiary if the pledge of more than 65% of the Capital Stock of such Foreign Subsidiary or the execution by such Foreign Subsidiary of the Master Guarantee would, in the good faith judgment of the

Borrowers, result in adverse tax consequences to the Parent or would be unlawful for such Foreign Subsidiary.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) Taxes imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or by any political subdivision or taxing authority in the United States of America or any such jurisdiction, (b) any branch profits Taxes imposed by the United States of America and (c) in the case of a Foreign Lender, any Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or becomes a Participant hereunder) or is attributable to such Foreign Lender's failure or inability to comply with
Section 2.13(e), except to the extent that such Foreign Lender's assignor or seller of a participating interest (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.13(a).

     "Existing Credit Agreement" has the meaning assigned to such term in the recitals hereto.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the Fee Letter, dated October 17, 1997, among the Borrowers, the Administrative Agent and the Syndication Agent.

     "Financial Officer" means, as to each Borrower, the chief financial officer, principal accounting officer, treasurer or controller of such Borrower.

     "Foreign Lender" means any Lender or Participant that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

     "Foreign Subsidiary" means any Subsidiary of the Parent other than a Domestic Subsidiary.

     "Foreign Subsidiary Guarantee" means the Foreign Subsidiary Guarantee to be executed and delivered by Target Acquisition Corp. and CEL, substantially in the form of Exhibit F-2, as the same may be amended, supplemented or otherwise modified.

     "Future Acquisition" means any future acquisition by the Parent or any of its Subsidiaries of assets and/or businesses of other entities (other than the Target Acquisition), which in each case do not result in a material change in the nature of the businesses engaged in by the Parent and its Subsidiaries taken as a whole. In determining the amount of consideration paid in connection with any Future Acquisition, there shall be included (a) any Indebtedness assumed in connection with such Future Acquisition and (b) the fees, costs and expenses incurred by the Parent or its Subsidiaries in connection with such Future Acquisition.

     "Future Material Acquisition" means any Future Acquisition the consideration for which is comprised of, in whole or in part, Indebtedness of at least $100,000,000, or at any time after the Transition Date, $75,000,000.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any contingent obligation shall be equal to the present value of the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such person is required to perform thereunder, in all other cases.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedge Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements entered into by the Parent or its Subsidiaries in order to protect the Parent or its Subsidiaries against fluctuations in interest rates or currency rates and not for speculative purposes.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (excluding progress billings in the normal course of business), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Leases of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; provided that Indebtedness shall not include the obligations under Earn-Out Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is reasonably expected to be required to pay such Indebtedness.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Initial Revolving Credit Funding Date" has the meaning assigned to such term in Section 5.02.

     "Initial Term Loan Funding Date" has the meaning assigned to such term in
Section 5.04.

     "Intellectual Property" has the meaning assigned to such term in Section 4.06.

     "Interest Election Request" means a request by one of the Borrowers to convert or continue a Borrowing of such Borrower in accordance with Section 2.07(b).

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Loan:

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (2) any Interest Period in respect of Term Loans or Revolving Credit Loans that would otherwise extend beyond the Term Loan Maturity Date or the Revolving Credit Termination Date, as the case may be, shall end on the Term Loan Maturity Date or the Revolving Credit Termination Date, as the case may be;

          (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (4) the applicable Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

     "Issuing Bank" means The Chase Manhattan Bank, in its capacity as issuer of any Letter of Credit.

     "L/C Fee Payment Date" means the last day of each March, June, September and December.


     "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.05(a).

     "L/C Participants" means the collective reference to all the Revolving Credit Lenders other than the Issuing Bank.

     "Lenders" means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "Letters of Credit" has the meaning assigned to such term in Section 3.01.

     "LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits in an amount approximately equal to the amount of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Applications, the Subsidiaries Guarantees, the Syndication Letter Agreement and the Security Documents.

     "Loan Parties" means, collectively, the Parent, the Company and each other

Subsidiary of the Parent which is a party to a Loan Document.

     "Loans" means the Term Loans and Revolving Credit Loans made by the Lenders to the Borrowers pursuant to this Agreement.

     "Majority Lenders" means, at any time, the holders of more than 50% of the sum of the Available Commitments, the Term Loan Exposure and the Revolving Credit Exposure of all Lenders at such time.

     "Majority Revolving Credit Lenders" means, at any time, the holders of more than 50% of the sum of the Available Revolving Credit Commitments and the Revolving Credit Exposure of all Lenders at such time.

     "Majority Term Loan Lenders" means, at any time, the holders of more than 50% of the sum of the Available Term Loan Commitments and the Term Loan Exposure of all Lenders at such time.

     "Master Guarantee" means the Master Guarantee to be executed and delivered by certain Subsidiaries of the Parent parties thereto, substantially in the form of Exhibit F-1, as the same may be amended, supplemented or otherwise modified from time to time.

     "Master Pledge Agreement" means the Master Pledge Agreement to be executed and delivered by the Borrowers and certain of their Subsidiaries parties thereto, substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

     "Master Security Agreement" means the Master Security Agreement to be executed and delivered by the Borrowers and certain of their Subsidiaries parties thereto, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Borrowers to perform their payment or other material obligations hereunder, or the ability of the Loan Parties to perform their material obligations under the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or other Loan Documents taken as a whole.

     "Minimum Number of Shares" means not less than 90% in nominal value of the Target Shares (or such lesser percentage as may be agreed to by the Lenders (it being understood that if Target Acquisition Corp. decides that it wishes to reduce the minimum acceptance condition to 75% in nominal value of such Shares, the Lenders would consider the Borrowers' request to such effect but would not be obligated to agree to such request)) which have been issued or alloted and fully paid on or before the date the Tender Offer is made and unconditionally issued or alloted and fully paid after such date but before the Tender Closing Date, but excluding any Target Shares which, on the date the Tender Offer is made, are held or (otherwise than under such a contract as described in Section 428(5) of the Companies Act 1985 of England) contracted to be acquired by Target Acquisition Corp. and/or its associates (as such term is defined in Section 430E of the Companies Act 1985 of England).

     "Moody's" means Moody's Investors Service, Inc.

     "Moody's Rating" means, on any date, the rating by Moody's of the Loans in effect on such date.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), including any taxes resulting from the transfer of the proceeds of such sale to the Parent or any of its Subsidiaries and (b) in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

     "Notes" means, collectively, the Term Loan Notes and the Revolving Credit Notes.

     "Obligations" means, collectively, (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of this Agreement or any other Loan Document) (ii) the obligations and liabilities under the Hedge Agreements to which any Lender or any Affiliate of any Lender is a party, and (iii) reimbursement obligations of either Borrower to The Chase Manhattan Bank in respect of letters of credit issued for the account of either such Borrower (other than pursuant to Article III of this Agreement).

     "Offer Documents" means the Press Release and the Tender Offer documentation subsequently to be posted by Tender Acquisition Corp. setting out the detailed terms of the Tender Offer.

     "Optionholders" means the holders of Options.

     "Options" means options outstanding on the date hereof to purchase up to 1,840,380 Target Shares.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Panel" means The Panel of Take-overs and Mergers in the City of London.

     "Parent" has the meaning assigned to such term in the preamble hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.


     "Pledge Agreements" means, collectively, the Master Pledge Agreement, the CHUK II Pledge Agreement, the Target Acquisition Corp. Pledge Agreement, the Target Pledge Agreement, the Wavelength Pledge Agreement and any other pledge or similar agreement delivered on or after the date hereof granting a security interest in the stock (or other indicia of ownership interest) of any Subsidiary of the Parent.

     "Pledged Securities" means the securities to be pledged pursuant to the Pledge Agreements.

     "Posting Date" means the date on which the offer materials in respect of the Tender Offer are mailed to the Target Shareholders.

     "Press Release" means the press announcement to be released by or on behalf of Target Acquisition Corp. publicly announcing a firm intention to make the Tender Offer.

     "Pricing Grid" means the pricing grid attached hereto as Annex A.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Pro Forma Balance Sheet" has the meaning assigned to such term as defined in Section 4.01(c).

     "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including without limitation, Capital Stock.

     "Recovery Event" means any payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Property of the Parent or any of its Subsidiaries; provided, that a "Recovery Event" shall be deemed to have occurred only to the extent that all such payments in any fiscal year of the Parent, plus the aggregate amount received by the Parent or any of its Subsidiaries on account of any Disposition of Property in any such fiscal year exceed $10,000,000.

     "Register" has the meaning assigned to such term in Section 10.06.

     "Reimbursement Obligation" means the obligation of the Borrowers to reimburse the Issuing Bank pursuant to Section 3.05(a) for amounts drawn under Letters of Credit.


     "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Parent or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans pursuant to Section 2.06(i) as a result of the delivery of a Reinvestment Notice.

     "Reinvestment Event" means any Asset Sale or Recovery Event in respect of which the Parent has delivered a Reinvestment Notice.

     "Reinvestment Notice" means a written notice executed by an Authorized Officer of the Parent stating that no Event of Default has occurred and is continuing and that the Parent (either directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business or in the business of such Subsidiary.

     "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrowers hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such obligation may be (a) reduced from time to time pursuant to Section 2.06(d) and (b) reduced or increased from time to time pursuant to assignment by or to such Lender pursuant to Section 10.06. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

     "Revolving Credit Commitment Percentage" means, as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

     "Revolving Credit Commitment Period" means the period from and including the Initial Revolving Credit Funding Date to but not including the Revolving Credit Termination Date.

     "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans, such Lender's Revolving Credit Commitment Percentage of the L/C Obligations at such time and such Lender's Swingline Exposure at such time.

     "Revolving Credit Lender" means each Lender having a Revolving Credit

Commitment or Revolving Credit Exposure.

     "Revolving Credit Loans" has the meaning assigned to such term in Section 2.01(b).

     "Revolving Credit Notes" has the meaning assigned to such term in Section 2.02(g).

     "Revolving Credit Termination Date" means (a) September 30, 2003, provided, that if the Tender Closing Date shall not have occurred on or before the Term Loan Termination Date, the "Revolving Credit Termination Date" shall be the date which is eighteen (18) months after the Effective Date, or (b) such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

     "S&P" means Standard & Poor's Rating Service.

     "S&P Rating" means, on any date, the actual or implied rating by S&P of the Loans in effect on such date.

     "SEC" means the Securities and Exchange Commission of the United States.

     "Security Documents" means, collectively, the Pledge Agreements, the Master Security Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

     "Security Trustee" has the meaning assigned to such term in Section 9.11.

     "Significant Subsidiary" shall mean, as at any time, any Subsidiary of the Parent that (a) has assets in excess of $5,000,000 at such time (or, if such Subsidiary's assets are denominated in a currency other than U.S. dollars, the U.S. dollar equivalent thereof) or (b) has revenues of at least $5,000,000 during the previous fiscal year of such Subsidiary (or, if such Subsidiary's revenues are denominated in a currency other than U.S. dollars, the U.S. dollar equivalent thereof).

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such

reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Sterling" means the lawful currency from time to time of the United
Kingdom.

     "Subordinated Indebtedness" means Indebtedness of the Parent (a) maturing at least 181 days after the Term Loan Maturity Date and having terms and conditions not more restrictive than those applicable to the Loans hereunder and
(b) which is subordinated in right of payment to the Parent's obligations under this Agreement pursuant to a subordination agreement reasonably satisfactory to the Majority Lenders.

     "Subsidiaries Guarantees" means, collectively, the Master Guarantee, the Foreign Subsidiaries Guarantee and the Guarantees to be executed and delivered by the Subsidiaries of the Parent in accordance with the provisions of Sections 6.10(b) and (c), as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, provided, that for purposes of Article IV of this Agreement (other than Section 4.11) none of the Excluded Subsidiaries shall be deemed to be a Subsidiary of the Parent or any other Loan Party.

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Revolving Credit Commitment Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.


     "Swingline Loan" has the meaning assigned to such term in Section 2.03(a).

     "Syndication Agent" has the meaning given to such term in the recitals hereto.

     "Syndication Letter Agreement" means the Syndication Letter Agreement, dated October 28, 1997, among the Borrowers, the Administrative Agent and the Syndication Agent.

     "Takeover Code" means the City Code on Takeovers and Mergers in effect in England.

     "Target" has the meaning assigned to such term in the recitals hereto.

     "Target Acquisition" has the meaning assigned to such term in the recitals hereto.

     "Target Acquisition Corp." has the meaning assigned to such term in the recitals hereto.

     "Target Acquisition Corp. Pledge Agreement" means the Mortgage of Shares to be executed and delivered by the Company and the Administrative Agent, substantially in the form of Exhibit D-4, pursuant to which the Capital Stock of Target Acquisition Corp. shall be pledged, as the same may be amended, supplemented or otherwise modified from time to time.

     "Target Pledge Agreement" means the Mortgage of Shares to be executed and delivered by Target Acquisition Corp. and the Administrative Agent, substantially in the form of Exhibit D-5, pursuant to which 65% of the Capital Stock of the Target shall be pledged, as the same may be amended, supplemented or otherwise modified from time to time.

     "Target Shareholders" means the holders of the Target Shares.

     "Target Shares" has the meaning assigned to such term in the recitals hereto.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority on a Person or such Person's property.

     "Tender Closing Date" means the date on which Target Acquisition Corp. has acquired or has become unconditionally obligated to purchase the Minimum Number of Shares, each of the other conditions to the Tender Offer has been fulfilled or waived and the Tender Offer has become, or is declared by Target Acquisition Corp. to be, unconditional in all respects.


     "Tender Offer" has the meaning assigned to such term in the recitals hereto.

     "Term Loan" has the meaning assigned to such term in Section 2.01(a).

     "Term Loan Commitment" means, as to any Lender, the obligation of such Lender to make Term Loans to the Parent hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Term Loan Exposure hereunder, as such obligation may be (a) reduced from time to time pursuant to
Section 2.06(b) and (b) reduced or increased from time to time pursuant to assignment by or to such Lender pursuant to Section 10.06. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable.

     "Term Loan Commitment Percentage" means, as to any Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Term Loan Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

     "Term Loan Commitment Period" means the period from and including the Tender Closing Date to but not including the Term Loan Termination Date.

     "Term Loan Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Term Loan at such time.

     "Term Loan Lender" means each Lender having a Term Loan Commitment or Term Loan Exposure.

     "Term Loan Maturity Date" means September 30, 2003 or such earlier date on which the Term Loans shall become due and payable in accordance with the terms of this Agreement.

     "Term Loan Notes" has the meaning assigned to such term in Section 2.04(g).

     "Term Loan Termination Date" means the earliest of (a) the date which is six months after the Posting Date, (b) the date on which the Tender Offer lapses or is withdrawn by Target Acquisition Corp. and (c) May 1, 1998.

     "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Transactions" means the execution, delivery and performance by each of the Loan Parties of this Agreement and the other Loan Documents to which it is a party and the borrowing of Loans, the use of the proceeds thereof by the Borrowers and the commencement and consummation of the Tender Offer and the Compulsory Acquisition.

     "Transferee" shall have the meaning ascribed to such term in Section 10.06(f).

     "Transition Date" means the Term Loan Termination Date if the Tender Closing Date shall not have occurred on or prior thereto.

     "Type" means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "U.K. Pledge Agreements" has the meaning assigned to such term in Section 9.11.

     "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     "Warburg" means Warburg Pincus Investors, L.P., a Delaware limited partnership.

     "Wavelength" means Caribiner Wavelength Pty. Limited, a corporation organized under the laws of Australia.

     "Wavelength Pledge Agreement" means the Mortgage of Shares to be executed and delivered by the Parent and the Administrative Agent, in a form to be agreed upon by such parties, pursuant to which 65% of the Capital Stock of Wavelength shall be pledged, as the same may be amended, supplemented or otherwise modified from time to time.


     "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary, all of the stock ordinarily having the power to vote for the election of directors of which is owned directly or indirectly by such Person, other than directors' qualifying shares and shares issued to other Persons to comply with local law (provided, however, that such directors' qualifying and other shares shall not constitute more than 4% of all of the stock ordinarily having the power to vote for the election of directors).

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Credit Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Credit Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Credit Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Credit Borrowing").

     SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                      ARTICLE II. AMOUNT AND TERMS OF LOANS

     SECTION 2.01. Term Loan Commitments; Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make term loans ("Term Loans") to the Parent from time to time during the Term Loan Commitment Period in an aggregate principal amount not exceeding such Lender's Term Loan Commitment.

     (b) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment; provided that the sum of the Revolving Credit Exposures of all Lenders may not exceed $175,000,000 prior to the Tender Closing Date. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

     (c) The Term Loans and the Revolving Credit Loans may from time to time be
(i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Parent and notified to the Administrative Agent in accordance with Sections 2.02 and 2.07; provided that no Revolving Credit Loans shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

     (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Eurodollar Term Loan Borrowing or Eurodollar Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date or the Revolving Credit Termination Date, as the case may be.

     SECTION 2.02. Borrowing Procedure for Term Loans and Revolving Credit Loans. (a) The Company may borrow under the Term Loan Commitments during the Term Loan Commitment Period on any Business Day, provided that an Authorized Officer of the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Term Loans are to be initially Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, otherwise), specifying (A) the aggregate amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurodollar Loans, ABR

Loans or a combination thereof, (D) if the Borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Type of Loan and the lengths of the amounts of such Type of Loan and the lengths of the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period" and (E) the location and number of the Company's account to which funds are to be disbursed. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Term Loan, then the Company shall be deemed to have selected an Interest Period of one month's duration. Each borrowing under the Term Loan Commitments shall be
(I) in the case of ABR Loans, in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or if the then Available Term Loan Commitments are less than $5,000,000, such lesser amount) or (II) in the case of Eurodollar Loans, in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in Section 10.02 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by 2:00 P.M. New York City time on such day by the Administrative Agent transferring to an account of the Company with the Administrative Agent and thereafter as directed by the Company the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     (b) Each Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that an Authorized Officer of the Borrower requesting a Borrowing shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, otherwise), specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof, (D) if the Borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Type of Loan and the lengths of the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period" and (E) the location and number of the Borrower's account to which funds are to be disbursed. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Credit Loan, then such Borrower shall be deemed to have selected an Interest Period of one month's duration. Each borrowing under the Revolving Credit Commitments shall be (I) in the case of ABR Loans, in an amount equal to $1,000,000 or a whole multiple of

$500,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) or (II) in the case of Eurodollar Loans, in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from one of the Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent specified in Section 10.02 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower by 2:00 P.M. New York City time on such day by the Administrative Agent transferring to an account of such Borrower with the Administrative Agent and thereafter as directed by such Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     SECTION 2.03. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make swingline loans ("Swingline Loans") to each Borrower from time to time during the Revolving Credit Commitment Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments (or at any time prior to the Tender Closing Date, $175,000,000); provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from such Borrower. The Swingline Lender shall make each Swingline Loan available to such Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Revolving Credit Commitment Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Revolving Credit Commitment Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(b) with respect to Revolving Credit Loans made by such Lender (and Section 2.02(b) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

     SECTION 2.04. Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby, jointly and severally, unconditionally promise to pay to the Administrative Agent for the account of each Revolving Credit Lender and the Swingline Lender the then unpaid principal amount of each Revolving Credit Loan and Swingline Loan of such Revolving Credit Lender or Swingline Lender on the Revolving Credit Termination Date or on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Borrowers hereby, jointly and severally, further agree to pay interest on the unpaid principal amount of the Revolving Credit Loans and Swingline Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.09.

     (b) The Term Loans of each Term Loan Lender shall mature in 20 consecutive quarterly installments, commencing on December 31, 1998, each of which shall be in an amount equal to such Lender's Term Loan Commitment Percentage multiplied by the amount set forth below opposite such installment (provided, that if less than $250,000,000 in aggregate principal amount of Term Loans is outstanding on the Term Loan Termination Date, each of the installments set forth below shall be proportionately reduced):

      Installment                                       Principal Amount
      -----------                                       ----------------

      December 31, 1998                                       $6,250,000
      March 31, 1999                                          $6,250,000
      June 30, 1999                                           $6,250,000
      September 30, 1999                                      $6,250,000
      December 31, 1999                                       $9,375,000
      March 31, 2000                                          $9,375,000
      June 30, 2000                                           $9,375,000
      September 30, 2000                                      $9,375,000
      December 31, 2000                                      $12,500,000

      March 31, 2001                                         $12,500,000
      June 30, 2001                                          $12,500,000
      September 30, 2001                                     $12,500,000
      December 31, 2001                                      $15,625,000
      March 31, 2002                                         $15,625,000
      June 30, 2002                                          $15,625,000
      September 30, 2002                                     $15,625,000
      December 31, 2002                                      $18,750,000
      March 31, 2003                                         $18,750,000
      June 30, 2003                                          $18,750,000
      September 30, 2003                                     $18,750,000

     (c) The Borrowers hereby, jointly and severally, unconditionally promise to pay to the Administrative Agent for the account of the each Term Loan Lender the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in paragraph (b) above or on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. The Borrowers hereby, jointly and severally, further agree to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.09.

     (d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such Loans under this Agreement.


     (e) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.06(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

     (f) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.04(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans by such Lender in accordance with the terms of this Agreement.

     (g) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender promissory notes evidencing any Term Loans, Revolving Credit Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibits A-1, A-2 and A-3, respectively, with appropriate insertions as to date and principal amount (a "Term Loan Note", "Revolving Credit Note" or "Swingline Note", respectively).

     (h) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Company in respect of the Loans and other extensions of credit made to the Parent hereunder and the other Loan Documents shall in no event exceed the amount for which the Company can be held liable under applicable federal and state laws relating to the insolvency of debtors.

     SECTION 2.05. Fees. (a) The Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Term Loan Commitment Period to the Term Loan Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Term Loan Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Term Loan Termination Date or such earlier date on which the Term Loan Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

     (b) The Borrowers, jointly and severally, agree to pay to the

Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

     (c) The Borrowers, jointly and severally, agree to pay to each of the Administrative Agent and the Syndication Agent, for their own respective accounts, fees payable in the amounts and at the times separately agreed upon in writing between the Borrowers and the Administrative Agent and the Syndication Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees as provided under paragraphs (a) and (b) of this Section, to the Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.06. Optional Prepayments; Mandatory Prepayments; Termination or Mandatory Reduction of Commitments. (a) Unless previously terminated, the Term Loan Commitments shall terminate on the Term Loan Termination Date. Unless previously terminated, the Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.

     (b) Subject to prior notice in accordance with Section 2.06(f), the Borrowers shall have the right to terminate the Term Loan Commitments or, from time to time, to reduce the amount of the Term Loan Commitments without incurring any fee or penalty, provided, that, without regard to the notice requirements of Section 2.06(f), the Term Loan Commitments shall be automatically reduced simultaneously with each payment or prepayment of the Term Loans in an amount equal to such payment or prepayment. Except as provided in the proviso to the preceding sentence, any such reduction shall be in an amount equal to $500,000 or a whole multiple thereof and shall reduce permanently the Term Loan Commitments then in effect.

     (c) Subject to prior notice in accordance with Section 2.06(f), the Borrowers shall have the right to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments without incurring any fee or penalty. Any such reduction shall be in an amount equal to $500,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Any such reduction shall be accompanied by the prepayment of the Revolving Credit Loans and/or Swingline Loans to the extent, if any, that the sum of the aggregate outstanding Revolving

Credit Exposure of all Lenders exceeds the amount of the Revolving Credit Commitments as so reduced; provided, that the Revolving Credit Commitments may not be reduced to an amount that is less than the then outstanding L/C Obligations.

     (d) On each of September 30, 2001 and September 30, 2002, the Revolving Credit Commitments shall be reduced by $25,000,000.

     (e) The Revolving Credit Commitments shall be reduced permanently to $175,000,000 on the Transition Date.

     (f) The Borrowers shall notify the Administrative Agent of any election to terminate or permanently reduce the Term Loan Commitments or the Revolving Credit Commitments, as the case may be, under paragraph (b) or (c) of this
Section 2.06 not later than 11:00 A.M., New York City time, three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section 2.06(f) shall be irrevocable. Each reduction of the Term Loan Commitments or Revolving Credit Commitments, as the case may be, shall be made ratably among the Lenders in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as the case may be. If any such notice is given, the amount specified in such notice to be payable shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.12.

     (g) The Borrowers may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and upon irrevocable notice given not later than 10:00 A.M. New York time, on the date of any proposed prepayment in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Revolving Credit Loans or Term Loans, and of Eurodollar Loans or ABR Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.12. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. Optional prepayments of Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

     (h) Unless the Majority Lenders and the Majority Term Loan Lenders shall otherwise agree, if any Indebtedness (other than Indebtedness permitted by paragraphs (a) through (h) of Section 7.02) shall be incurred by the Parent or any of its Subsidiaries, (i) at any time prior to the Initial Term Loan Funding

Date, the Term Loan Commitments shall be reduced in an amount equal to 100% of such Net Cash Proceeds on the date of such issuance or incurrence and (ii) at any time after the Initial Term Loan Funding Date, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans.

     (i) Unless the Majority Lenders and the Majority Term Loan Lenders shall otherwise agree, if on any date the Parent or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, (i) at any time prior to the Initial Term Loan Funding Date, the Term Loan Commitments shall be reduced in an amount equal to 100% of the Net Cash Proceeds thereof and (ii) at any time after the Initial Term Loan Funding Date, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans.

     (j) Each prepayment of Loans pursuant to Section 2.06(h) or (i) shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 2.12 in connection with such prepayment.

     (k) Prepayments of any Class of Loans pursuant to Section 2.06(h) or (i) shall be applied, first, to prepay ABR Loans of such Class then outstanding and, second, to prepay Eurodollar Loans of such Class then outstanding.

     (l) Prepayments of the Term Loans shall be applied to the installments thereof ratably in accordance with the then outstanding amounts thereof.

     SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, a Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Such conversions and continuations shall not be deemed to be repayments or borrowings of Loans.

     (b) To make an election pursuant to this Section, an Authorized Officer of the applicable Borrower shall give the Administrative Agent irrevocable written notice of such election (each, an "Interest Election Request"), which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the effective date of such election in the case of an election to convert to or continue as a Eurodollar Loan, or one Business Day prior to the effective date of such election in the case of an election to convert to an ABR Loan.

     (c) Each Interest Election Request shall specify the following information:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing of such Borrower prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrowers, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued beyond the end of the Interest Period applicable thereto as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. No Term Loan or Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Term Loan Maturity Date or Revolving Credit Termination Date, as the case may be.


     (f) Swingline Loans shall be ABR Loans. Swingline Loans may not be converted to Eurodollar Loans.

     SECTION 2.08. Funding of Borrowings. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Agreement and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers, jointly and severally, agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.09. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin then in effect.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of overdue interest, fees or other amounts, 2% plus the rate applicable to ABR Loans as provided above.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.09(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Credit Loan or Swingline Loan prior to the end of the Revolving Credit Commitment Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans and Swingline Loans shall be payable upon termination of the Revolving Credit Commitments.

     (e) Fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of 365 - (or 366- in a leap year) day year for the actual days lapsed (including the first day but excluding the last day); and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive and binding absent manifest error.

     SECTION 2.10. Alternate Rate of Interest.

     If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

          (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (ii) the Administrative Agent is advised by the Majority Term Loan Lenders or the Majority Revolving Credit Lenders, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as a Eurodollar Borrowing shall be ineffective,
(y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then another Type of Borrowings shall be permitted. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

     SECTION 2.11. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender (other than any condition relating to Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or issuing or participating in Letters of Credit (or of maintaining its obligation to make any such Loan or to issue or to participate in any such Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrowers, jointly and severally, will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amount payable hereunder.

     (b) If any Lender determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made or Letters of Credit participated in by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers, jointly and severally, will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive and binding absent manifest error. The Borrowers, jointly and severally, shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

     (d) The Borrowers will not be required to compensate a Lender for any increased costs or increased capital pursuant to this Section incurred by such Lender more than 90 days prior to its request to the Borrowers for such compensation.

     SECTION 2.12. Break Funding Payments. In the event of (i) the payment or prepayment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (iii) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto then, in any such event, the Borrowers, jointly and severally, shall compensate each Lender for the actual loss, cost and expense attributable to such event (excluding loss of margin). In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event may include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion or failure to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

     SECTION 2.13. Taxes. (a) Any and all payments by or an account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers, jointly and severally, shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrowers, jointly and severally, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law; except Other Taxes imposed on or with respect to any assignment or sale of a participating interest as contemplated by Section 10.06.

     (c) The Borrowers, jointly and severally, shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes that are the responsibility of the Borrowers under Section 2.13(a) or (b) (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Parent shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such

Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Each Foreign Lender that is entitled to an exemption from or reduction of United States withholding tax, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.14. Payments Generally; Pro Rata Treatment. (a) Each of the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.11, 2.12 or 2.13, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.11, 2.12, 2.13 and
10.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

     (c) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

     (d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.08 or 2.14(d) then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                         ARTICLE III. LETTERS OF CREDIT

     SECTION 3.01. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in Section 3.04(a), agrees to issue letters of credit ("Letters of Credit") for the account of either Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be reasonably approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed $10,000,000 or (ii) the sum of the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments (or, at any time prior to the Tender Closing Date, $175,000,000).

     (b) Each Letter of Credit shall:

          (i) be denominated in Dollars and shall be a standby letter of credit issued to support obligations of the Parent or any of its Subsidiaries, contingent or otherwise, incurred in connection with the operation of their respective businesses; and

          (ii) expire no later than the Revolving Credit Termination Date.


     (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

     (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     SECTION 3.02. Procedure for Issuance of Letters of Credit. Each Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and such Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to such Borrower promptly following the issuance thereof.

     SECTION 3.03. Fees, Commissions and Other Charges. (a) The Borrowers, jointly and severally, shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder at the rate of (i) prior to the Transition Date, 1.00% per annum and (ii) after the Transition Date, 1.25% per annum, in each case calculated on the basis of a 365 (or 366-, as the case may be) year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated. Prior to the Transition Date, .125% of such fee shall be payable to the Issuing Bank, and the remaining .875% of such fee shall be payable to the L/C Participants; after the Transition Date, .25% of such fee shall be payable to the Issuing Bank, and the remaining 1.00% of such fee shall be payable to the L/C Participants, in each case to be shared ratably among them in accordance with their respective Commitment Percentages. Such commissions shall be payable in advance on the date of issuance of each Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be nonrefundable.

     (b) In addition to the foregoing fees and commissions, the Borrowers,

jointly and severally, shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

     SECTION 3.04. L/C Participations. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 3.04(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the

Issuing Bank on demand an amount equal to the product of such amount, times the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.04(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after the Issuing Bank has made payment under any

Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.04(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Issuing
Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

     SECTION 3.05. Reimbursement Obligation of the Borrowers. (a) The Borrowers, jointly and severally, agree to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

     (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

     (c) Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Agent for a borrowing pursuant to Section 2.04(b) of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     SECTION 3.06. Obligations Absolute. (a) The Borrowers' obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

     (b) The Borrowers also agree with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrowers' Reimbursement Obligations under
Section 3.05(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(iii) any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee.


     (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

     (d) The Borrowers agree that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrowers and shall not result in any liability of the Issuing Bank to either Borrower.

     SECTION 3.07. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrowers of the date and amount thereof. The responsibility of the Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.08. Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     To induce the Syndication Agent, the Administrative Agent, the Issuing Bank and the Lenders to enter into this Agreement and to make Loans and issue or participate in the Letters of Credit, each of the Borrowers represents and warrants to the Syndication Agent, the Administrative Agent, the Issuing Bank and each Lender, on and as of the applicable date or dates set forth in Article V, that:

     SECTION 4.01. Organization; Powers. Each of the Parent and its Subsidiaries
(a) is duly organized, validly existing and in good standing (or similar concept under applicable law) under the laws of the jurisdiction of its organization provided, that Watts Silverstein Inc. and Blumberg Communications of Florida Inc. are not in good standing in the State of Washington and the State of Florida, respectively, as of the Effective Date and the representation and warranty contained in this clause (a) shall be true with respect to Watts Silverstein Inc. and Blumberg Communications of Florida Inc. no later than the date that is 60 days after the Effective Date, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing (or similar concept under applicable law) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.02. Authorization; Enforceability. The Transactions are within the corporate powers of the Loan Parties and Target Acquisition Corp. and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of the Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for (i) actions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which actions the Borrowers will take before acquiring more than that amount of Target Shares which may be lawfully acquired prior to completing such actions) and (ii) actions required under the Takeover Code or other merger and monopoly laws of the United Kingdom and/or the European Community and any other approvals set forth in the Offer Documents as conditions to the Tender Offer (all of which actions or approvals referred to in this clause (ii), whether or not taken or obtained by the Borrowers, could not reasonably be expected to have a Material Adverse Effect), (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any of the Parent or any of its Subsidiaries or any order of any Governmental Authority, except to the extent that such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Subsidiaries, except to the extent that such violations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except the Liens created by the Security Documents.

     SECTION 4.04. Financial Condition; No Material Adverse Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended September 30, 1996, reported on by Ernst & Young LLP, independent certified public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1997, certified by the Chief Financial Officer of the Parent. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP applied consistently throughout the period involved, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) Since September 30, 1996, there has occurred no event or circumstance which has had a Material Adverse Effect.

     (c) The unaudited pro forma consolidated balance sheet of the Parent and its consolidated Subsidiaries as at June 30, 1997 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Target Acquisition, (ii) the Loans to be made hereunder and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared on a reasonable basis using reasonable assumptions as of the initial date of delivery thereof, and, assuming the accuracy of such assumptions, presents fairly on a pro forma basis the estimated financial position of the Parent and its consolidated Subsidiaries as at June 30, 1997, assuming that the events specified in the preceding sentence had actually occurred at such date.

     (d) Except to the extent that the failure to satisfy the following representation and warranty could not reasonably be expected to have a Material Adverse Effect: (i) the consolidated balance sheets of the Target and its consolidated Subsidiaries as at December 31, 1995 and December 31, 1996, respectively, and the related consolidated statements of earnings, cash flows and shareholders' equity for the fiscal years ended on such dates, reported on by Coopers & Lybrand, L.L.P., copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Target and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended; and (ii) the unaudited consolidated balance sheet of the Target and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of earnings and of cash flows for the six-month period ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Target and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments).

     SECTION 4.05. Properties. (a) Each of the Parent and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien, except the Liens created by the Security Documents and Liens permitted by Section 7.03.

     (b) The Parent and each of its Subsidiaries have, to their respective best knowledge, complied with their material obligations under all leases to which they are a party and under which they are in occupancy, and all such leases are in full force and effect and the Parent and each of its Subsidiaries enjoy peaceful and undisturbed possession under all such leases, in each case except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.06. Intellectual Property. The Parent and its Subsidiaries own or are licensed to use all trademarks, tradenames, patents, patent licenses, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). As of the Effective Date, no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Parent have actual knowledge of any valid basis for any such claim. The use of such Intellectual Property by the Parent and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.07. Litigation and Environmental Matters. (a) There are no actions, investigations, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, threatened against or affecting the Parent or any of its Subsidiaries or any of its or their respective properties or revenues (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or
(iii) has received written notice of any claim with respect to any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 4.08. Compliance with Laws and Agreements. (a) Each of the Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) Each of the Target and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and instruments binding upon it or its property other than any restriction contained in any indenture, agreement or instrument relating to any Indebtedness which is to be refinanced as part of the Target Acquisition and except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (assuming for the purposes of this representation and warranty that the Target is a Subsidiary of the Parent).

     SECTION 4.09. Investment Company Act; Other Regulations. None of the Parent, the Company or Target Acquisition Corp. is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.10. Taxes. Each of the Parent and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; no Lien for Tax has been filed, and, to the knowledge of the Parent, no claim is being asserted with respect to any such Tax, which could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, no Federal income tax returns of the Parent or any of its Subsidiaries are currently being audited by the United States Internal Revenue Service.

     SECTION 4.11. Subsidiaries. The Subsidiaries listed on Schedule 4.11 constitute all of the Subsidiaries of the Parent at the date hereof. Each of the Excluded Subsidiaries is an inactive corporation and does not conduct any business. The Excluded Subsidiaries do not have aggregate assets in excess of $500,000.

     SECTION 4.12. Purpose of Loans. The proceeds of the Term Loans shall be used by the Borrowers to finance the Target Acquisition, to repay Revolving Credit Loans used to finance the purchase of Target Shares, to pay fees and expenses related to the Target Acquisition and to refinance existing Indebtedness of the Company and the Target and its Subsidiaries. The proceeds of the Revolving Credit Loans and Swingline Loans shall be used (i) to finance the Transaction and to pay related fees and expenses (provided, that Revolving Credit Loans used for the purchase of Target Shares may not exceed $77,000,000 in aggregate principal amount at any time outstanding), (ii) to finance the working capital needs of the Company and its Subsidiaries, (iii) to fund certain permitted acquisitions, (iv) to refinance outstanding Indebtedness of the Company under the Existing Credit Agreement and (v) for general corporate purposes of the Company and its Subsidiaries in the ordinary course of business.

     SECTION 4.13. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 4.14. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect) in violation of such Regulations. If requested by any Lender or the Administrative Agent, each of the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

     SECTION 4.15. Disclosure. Each of the Parent and its Subsidiaries has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Parent or such Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Parent or such Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by other information so furnished and taken as a whole with all other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Lenders prior to the date hereof.

     SECTION 4.16. Security Documents. (a) When executed and delivered, the Master Pledge Agreement is, and, following the performance of the covenants set forth in Sections 6.12(b), 6.13 and 6.14, the Target Pledge Agreement, the Wavelength Pledge Agreement and each of the Target Acquisition Corp., CEL and CHUK II Pledge Agreements, respectively, will be, effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities described in such Pledge Agreements and proceeds thereof and, when the Pledged Securities described in such Pledge Agreements are delivered to the Administrative Agent and the other perfection actions described in such Pledge Agreements have been taken, each such Pledge Agreement shall grant a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant Loan Party in such Pledged Securities and the proceeds thereof as security for the Obligations.

     (b) The Master Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 4.16(b), the Master Security Agreement shall grant a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations, subject to the Liens permitted by Section 7.03.

     SECTION 4.17. Labor Matters. There are no strikes pending or, to the Parent's knowledge, threatened against the Parent or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Parent and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from the Parent or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent or such Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 4.18. Solvency. (a) The fair salable value of the assets of the Parent and its consolidated Subsidiaries taken as a whole is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Parent and its consolidated Subsidiaries, as they become absolute and mature.

     (b) The assets of the Parent and its consolidated Subsidiaries taken as a whole do not constitute unreasonably small capital for the Parent and its consolidated Subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Parent and its consolidated Subsidiaries, taking into account the particular capital requirements of the business conducted by the Parent and its consolidated Subsidiaries and projected capital requirements and capital availability thereof.

     (c) The cash flow of the Parent and its consolidated Subsidiaries taken as a whole, after taking into account all anticipated uses of the cash of the Parent and its consolidated Subsidiaries, will at all times be sufficient to pay all obligations of the Parent and its consolidated Subsidiaries when such obligations are required to be paid.

                         ARTICLE V. CONDITIONS PRECEDENT

     SECTION 5.01. Conditions Precedent Effective Date. This Agreement shall become effective on the date of satisfaction of the conditions precedent set forth in this

Section 5.01, which shall in any event be on or before November 30, 1997 (the date on which such conditions are satisfied, the "Effective Date"):

     (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender.

     (b) Due Diligence Documents. The Administrative Agent shall have received and reviewed to its satisfaction, schedules, certified as to accuracy by an Authorized Officer of the Parent, listing (i) all contingent liabilities of the Parent and its Subsidiaries in an amount in excess of $250,000 as reportable and calculated under GAAP, (ii) all pending litigation against the Parent and its Subsidiaries where there is a reasonable likelihood of an adverse determination and, if adversely determined, could reasonably be expected to result in the payment of money damages in excess of $250,000 and (iii) all operating leases and Capital Leases of the Parent and its Subsidiaries requiring annual payments in excess of $250,000.

     (c) Closing Certificates. The Administrative Agent and each Lender shall have received a certificate of the Parent, dated the Effective Date, substantially in the form of Exhibit G, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the Chief Financial Officer of the Parent.

     (d) Corporate Proceedings. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors or shareholders, as applicable, of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the granting by it of the Liens created pursuant to the Security Documents and (ii) in the case of the Borrowers, the Borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary or other appropriate officer of such Loan Party as of the Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

     (e) Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, in form and substance reasonably satisfactory to the Administrative Agent, a certificate of each Loan Party, dated the Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

     (f) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws (or other organic documents) of each Loan Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

     (g) Good Standing Certificates. The Administrative Agent shall have received a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or similar concept under applicable law) of each of the Loan Parties in the jurisdiction of its incorporation or organization and each jurisdiction in which a failure to so qualify could reasonably be expected to have a Material Adverse Effect.

     (h) Fees. The Administrative Agent shall have received (i) the fees to be received on the Effective Date referred to in Section 2.05 or in the Fee Letter and (ii) without affecting the obligations of the Borrowers under Section 10.05, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders incurred in connection with the negotiations, documentation and closing of the Transactions, regardless of whether such fees and disbursements have been incurred prior to the execution of this Agreement, for which an invoice has been delivered to Parent.

     (i) Representations and Warranties. Except for the representations and warranties contained in Section 4.16, each of the representations and warranties contained in Article IV shall be true and correct in all material respects as if made on and as of such date, except if any such representation and warranty relates to an earlier date, in which case any such representation and warranty shall be true and correct in all material respects as of such earlier date. The Administrative Agent shall have received a certificate of a Responsible Officer of the Company to the foregoing effect, to which shall be attached copies of any governmental or third party approvals theretofore obtained.

     (j) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Schulte Roth & Zabel LLP, counsel to the Loan Parties, substantially in the form of Exhibit C-1. Such legal opinion shall cover such other matters incident to the Transactions as the Administrative Agent may reasonably require.

     (k) UCC Searches. The Administrative Agent shall have received the results of recent searches by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Parent and its Domestic Subsidiaries in each jurisdiction where their assets are located, and the results of such searches shall be reasonably satisfactory to the Administrative Agent.

     (l) Business Plan. The Lenders shall have received a reasonably satisfactory business plan for fiscal years 1997-2003, without giving effect to the Target Acquisition, and a reasonably satisfactory summary of the assumptions underlying such business plan.

     (m) Business Plan. Each Lender shall have received a reasonably satisfactory business plan for fiscal years 1997-2003, after giving effect to the Target Acquisition, and a reasonably satisfactory summary of the assumptions underlying any such business plan, pro forma for the Acquisition, for the period from the Effective Date through the final maturity of the Term Loans.

     (n) Due Diligence. The Administrative Agent (i) shall have received a copy of, and be reasonably satisfied with, all due diligence materials relating to the Target Acquisition received by the Borrowers and (ii) shall be reasonably satisfied with the scope and results of all due diligence relating to the Target Acquisition.

     (o) Syndication Letter Agreement. Each of the Administrative Agent and the Syndication Agent shall have received the Syndication Letter Agreement, executed and delivered by a duly authorized officer of each Borrower.

     (p) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the

Transactions shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     After the conditions set forth above in this Section have been satisfied, the Administrative Agent will, at the request of the Borrowers, provide to the Borrowers written confirmation that the Effective Date has occurred.

     SECTION 5.02. Conditions Precedent to Initial Revolving Credit Funding Date. The obligation of each Revolving Credit Lender to make its initial Revolving Credit Loan (all of the proceeds of which shall be used only to repay outstanding indebtedness under the Existing Credit Agreement and to pay fees and expenses in connection with this Agreement) is subject to the satisfaction of the following conditions precedent on the date of such Loans (the date on which such conditions are satisfied, the "Initial Revolving Credit Funding Date").

     (a) Date. The Effective Date shall have occurred (or shall occur contemporaneously with the Initial Revolving Credit Funding Date).

     (b) Loan Documents. The Administrative Agent shall have received (i) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (ii) the Master Security Agreement, executed and delivered by a duly authorized officer of the grantors thereunder, with a counterpart or a conformed copy for each Lender, (iii) the Master Guarantee, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender and (iv) the Foreign Subsidiaries Guarantee, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender.

     (c) Fees. The Administrative Agent shall have received the fees to be received on the date of the initial Loans referred to in Section 2.05 or in the Fee Letter.

     (d) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

          (i) the executed legal opinion of Schulte Roth & Zabel LLP, counsel to the Loan Parties, substantially in the form of Exhibit C-2; and

          (ii) the executed legal opinion of Allen & Overy, special English counsel to the Administrative Agent, substantially in the form of Exhibit C-3.

     (e) Pledged Securities; Stock Powers. (i) The Administrative Agent shall have received the stock certificates representing the shares (or other indicia of ownership interests to the extent applicable) pledged pursuant to the Master Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and all other perfection actions specified in the Master Pledge Agreement shall have been taken.

     (f) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected first priority Lien on the Collateral described therein, subject to the Liens permitted by Section 7.03 shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested and shall have been received by the Administrative Agent.

     (g) Refinancing of Existing Credit Agreement. All outstanding Indebtedness under the Existing Credit Agreement shall have been repaid in full (which shall be with the proceeds of the initial Revolving Credit Loans hereunder) and the commitments thereunder shall have been terminated.

     (h) Representations and Warranties. The representations and warranties contained in Sections 4.01, 4.02, 4.03 (except as related to the Target, Target Acquisition Corp. or the Target Acquisition), 4.08(a), 4.09, 4.12, 4.14 and 4.16 shall be true and correct in all material respects as if made on and as of such date.

     (i) No Default. No Default or Event of Default shall have occurred and be continuing under (x) paragraph (a) of Article VIII or (y) paragraph (f) of
Article VIII (only to extent such paragraph (f) relates to the Borrower, the Parent or Target Acquisition Corp.).

     (j) Illegality. The making of such Loans and the use of the proceeds thereof shall not violate any Requirement of Law of the United States or the United Kingdom.

     (k) Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent to the effect set forth in paragraphs (h) through (j) above.

     SECTION 5.03. Conditions Precedent to Revolving Credit Loans for Purchase of Target Shares. The obligation of each Revolving Credit Lender to make any Revolving Credit Loan requested to be made by it for the purchase of Target Shares is subject to the satisfaction of the following conditions precedent:

     (a) Date. The Initial Revolving Credit Funding Date shall have occurred (or shall occur contemporaneously with the making of any such Revolving Credit
Loan).

     (b) Representations and Warranties. Except for the representations and warranties contained in Sections 4.03, 4.04(c) (in each case, solely to the extent related to the Target, Target Acquisition Corp. or the Target Acquisition), 4.04(d) and 4.08(b), each of the representations and warranties contained in Article IV shall be true and correct in all material respects as if made on and as of such date, except if any such representation and warranty relates to an earlier date, in which case any such representation and warranty shall be true and correct in all material respects as of such earlier date.

     (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

     (d) Recommendation of Target Board. The Tender Offer shall have been made with the recommendation of the Board of Directors of the Target.

     (e) Offer Documents; Terms of Tender Offer. The terms of the Tender Offer as set forth in the Press Release shall have been approved by each of the Administrative Agent and the Syndication Agent prior to the public announcement thereof by or on behalf of Target Acquisition Corp.

     (f) The Tender Offer. There shall not have been any amendment, supplement, modification or waiver of the material terms of or material conditions to the Tender Offer contained in the Press Release not consented to by (i) in the case of the amendment or waiver of aggregate purchase price or minimum acceptance conditions (including, without limitation, the Minimum Number of Shares), the Lenders, and (ii) in the case of the amendment or waiver of the material terms of or material conditions to the Tender Offer other than aggregate purchase price or minimum acceptance conditions, Majority Lenders except for waivers, in respect of matters other than aggregate purchase price or minimum acceptance conditions, required by the Panel.

     (g) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     (h) Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent to the effect set forth in paragraph (b) through (f) above.

The borrowing of each such Revolving Credit Loan shall constitute a representation and warranty by the Borrowers as of the date of such Loan that the conditions contained in this Section have been satisfied.

     SECTION 5.04. Conditions Precedent to each Term Loan. The obligation of each Term Loan Lender to make each Term Loan (the date on which the initial Term Loans are made, the "Initial Term Loan Funding Date"), to be made by it is subject to the satisfaction of the following conditions precedent on the date of any such Loan:

     (a) Date. The Effective Date and the Initial Revolving Credit Funding Date shall have previously occurred (or shall occur contemporaneously with the Initial Term Loan Funding Date).

     (b) Representations and Warranties. The representations and warranties contained in Sections 4.01, 4.02, 4.03(a) and (b), 4.08(a), 4.09, 4.12, 4.14 and
4.16 shall be true and correct in all material respects as if made on and as of such date.

     (c) No Default. No Default or Event of Default shall have occurred and be continuing under (x) paragraph (a) of Article VIII or (y) paragraph (f) of
Article VIII (only to extent such paragraph (f) relates to the Borrower, the Parent or Target Acquisition Corp.).

     (d) Recommendation of Target Board. The Tender Offer shall have been made with the recommendation of the Board of Directors of the Target.

     (e) Offer Documents; Terms of Tender Offer. The terms of the Tender Offer as set forth in the Press Release shall have been approved by each of the Administrative Agent and the Syndication Agent prior to the public announcement thereof by or on behalf of Target Acquisition Corp. Each of the Administrative Agent and the Syndication Agent shall have received copies of the Offer Documents and of all other documents and materials filed or released publicly by the Borrowers or Target Acquisition Corp. in connection with the Tender Offer, certified as true and correct copies thereof as of the Initial Term Loan Funding Date by an Authorized Officer of the Parent, and the conditions set forth in such documents shall conform to the conditions set forth in the Press Release as approved by each of the Administrative Agent and the Syndication Agent prior to the release thereof.

     (f) The Tender Offer. There shall not have been any amendment, supplement, modification or waiver of the material terms of or material conditions to the Tender Offer contained in the Press Release not consented to by (i) in the case of the amendment or waiver of aggregate purchase price or minimum acceptance conditions (including, without limitation, the Minimum Number of Shares), the Lenders, and (ii) in the case of the amendment or waiver of the material terms of or material conditions to the Tender Offer other than aggregate purchase price or minimum acceptance conditions, Majority Lenders except for waivers, in respect of matters other than aggregate purchase price or minimum acceptance conditions, required by the Panel.

     (g) The Tender Closing Date. The Tender Closing Date shall have occurred.

     (h) Illegality. The making of such Loans and the use of the proceeds thereof shall not violate any Requirement of Law of the United States or the United Kingdom.

     (i) No Injunction, etc. There shall not be in effect any injunction or restraining order of any Governmental Authority having jurisdiction to issue such injunction or restraining order prohibiting the making of the Term Loans made on such date, the use of the proceeds thereof or the consummation of the Tender Offer or the Acquisition.

     (j) Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer to the effect set forth in paragraphs (b) through (i) above.

The borrowing of each Term Loan shall constitute a representation and warranty by the Borrowers as of the date of such Loans that the conditions contained in this Section have been satisfied.

     SECTION 5.05. Conditions Precedent to Each Extension of Credit Under the Revolving Credit Commitments (Other than the Initial Revolving Credit Loans and Revolving Credit Loans Used For the Purchase of Target Shares). The obligation of each Revolving Credit Lender to make any Revolving Credit Loan requested to be made by it (other than the initial Revolving Credit Loans and Revolving Credit Loans used for the purchase Target Shares) is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties. With respect to the making of any such extension of credit under the Revolving Credit Commitments (i) before the Tender Closing Date or after the Transition Date, each of the representations and warranties contained in Article IV shall be true and correct in all material respects as if made on and as of such date, except if any such representation and warranty relates to an earlier date, in which case any such representation and warranty shall be true and correct in all material respects as of such earlier date, except for the representations and warranties contained in Sections 4.03, 4.04(c) (in each case, solely to the extent related to the Target, Target Acquisition Corp. or the Target Acquisition), 4.04(d) and 4.08(b), and (ii) after the Tender Closing Date, each of the representations and warranties contained in Article IV shall be true and correct in all material respects as if made on and as of such date, except if any such representation and warranty relates to an earlier date, in which case any such representation and warranty shall be true and correct in all material respects as of such earlier date.

     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

     (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     SECTION 5.06. Conditions Precedent to Each Loan for Future Material Acquisition. In addition to the satisfaction of the conditions in Section 5.05, the obligation of each Revolving Credit Lender to make a Revolving Credit Loan to finance, in whole or in part, a Future Material Acquisition is subject to satisfaction of the following conditions:

     (a) Notice. The Parent shall have notified the Administrative Agent of such Future Material Acquisition not later than 30 days prior to the Acquisition Date of such Future Material Acquisition and the Administrative Agent shall notify the Lenders thereof promptly after its receipt of such notification.

     (b) Review of Documents. The Parent shall have delivered to the Administrative Agent:

          (i) on or before the date that is twenty-one days prior to the Acquisition Date (A) a summary of the material terms of the Future Material Acquisition, including the proposed purchase price and (B) if available (x) three year historical financial statements of the Acquiree, and (y) annual projections and plans of the Parent and its Subsidiaries for the following two years giving effect to such Future Material Acquisition, with a certificate of the Chief Financial Officer of the Parent stating that (1) such projections were prepared in good faith and are based on reasonable estimates and assumptions, and (2) such projections demonstrate prospective compliance at the end of each of the following two years with Sections 7.01(a) and (b);

          (ii) on or before the date that is ten days prior to the Acquisition Date (A) a copy of the most recent drafts of any Acquisition Documents, including all schedules and exhibits thereto that are available at such time, certified as a true and correct copy thereof by the Chief Financial Officer of the Parent, (B) if any of the material terms of the Future Material Acquisition have changed since the delivery required by clause
     (i)(A) of this paragraph (b), a revised summary of the material terms, (C) if not delivered, or if revised since the delivery as required by clause
     (i)(B) of this paragraph (b), each of the documents required by clause
     (i)(B) of this paragraph (b), and (D) such other information with respect to the Future Material Acquisition as the Administrative Agent may

     reasonably request;

          (iii) on or before the date that is two days prior to the Acquisition Date (A) a copy of the most recent drafts of any Acquisition Documents, including all schedules and exhibits thereto that are available at such time, certified as a true and correct copy thereof by the Chief Financial Officer of the Parent, and (B) such other information with respect to the Future Material Acquisition as the Administrative Agent may reasonably request; and

          (iv) on or before the date which is five days after the Acquisition Date, the Administrative Agent shall have received (A) a copy of each Acquisition Document, including all schedules and exhibits thereto, certified as a true and correct copy thereof by the Chief Financial Officer of the Parent, and together with a certificate of such Chief Financial Officer stating that there have been no material changes to the terms, including the purchase price, of the Future Material Acquisition since the delivery made to the Administrative Agent pursuant to clause (ii) of this paragraph (b); (B) evidence reasonably satisfactory to the Administrative Agent that such Future Material Acquisition has been consummated or is being consummated on the date of such Loan, that all material consents, filings and approvals required by applicable law in connection therewith shall have been obtained and made or waived, and that such Future Material Acquisition was consummated in compliance in all material respects with the articles of incorporation and by-laws of the purchaser and all material applicable laws and regulations, and (C) evidence reasonably satisfactory to the Administrative Agent that all actions required by Sections 6.09 and 6.10 have been taken in respect of the assets acquired in such Future Material Acquisition.

     The Administrative Agent will (i) promptly deliver to the Lenders the documents delivered to the Administrative Agent pursuant to paragraph (b)(i) of this Section and (ii) deliver to any Lender upon its request, copies of any document delivered to the Administrative Agent pursuant to paragraphs (ii) through (iv) of this Section to the extent reasonably requested by such Lender.

                        ARTICLE VI. AFFIRMATIVE COVENANTS

     The Borrowers hereby agree that, until the Commitments have expired or been terminated and the principal of and interest on each Loan and other Obligations shall have been paid in full, the Parent shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     SECTION 6.01. Financial Statements and Other Information. Furnish to the

Syndication Agent, the Administrative Agent and each Lender:

     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, it being acknowledged that Form-10K to be filed by the Parent with the SEC shall be satisfactory for the purpose of this Section 6.01(a);

     (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by the Chief Financial Officer of the Parent as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, it being acknowledged that Form 10-Q to be filed by the Parent with the SEC shall be satisfactory for the purpose of this Section 6.01(b) and (ii) its unaudited consolidating balance sheet showing intercompany eliminations, and the related unaudited consolidating statements of operations showing inter-company eliminations, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, certified by the Chief Financial Officer of the Parent as being fairly stated in all material respects when considered in relation to the Parent's consolidated financial statements taken as a whole;

     (c) on or before the date that is three Business Days prior to the anticipated Tender Closing Date, a pro forma consolidated balance sheet of the Parent and its Subsidiaries as of such anticipated Tender Closing Date (after giving effect to the Target Acquisition), and a certificate of the Chief Financial Officer or Chief Executive Officer of the Parent setting forth (i) an estimate of the Indebtedness of the Parent and its Subsidiaries and (ii) reasonably detailed calculations of Consolidated EBITDA for the 12 months ended

September 30, 1997.

     (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the Chief Financial Officer or Chief Executive Officer of the Parent (i) certifying to his knowledge, after reasonable investigation, as to whether during the period covered by such certificate a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01(a) and (b) and the calculation of Consolidated EBITDA and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (e) concurrently with any delivery of financial statements under clause (a) above, (i) a certificate (which certificate may be limited to the extent required by accounting rules or guidelines) of the independent certified accountants reporting on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default relating to accounting matters (including calculations demonstrating compliance, as of the dates of the financial statements being furnished at such time, with the covenants set forth in Section
7.01 and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto) and (ii) as soon as available, a copy of the management letter delivered to the Parent by such accountants in connection with their audit of such financial statements;

     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements, and other materials filed by the Parent or its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be;

     (g) (i) with respect to any Future Material Acquisition, provide to the Administrative Agent the information, within the time periods, required by
Section 5.06; and

     (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any of its Subsidiaries, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.


     SECTION 6.02. Notices of Material Events. Furnish promptly, but in no event later than ten days after the occurrence thereof, to the Syndication Agent, the Administrative Agent and each Lender written notice of the following:

     (a) the occurrence of any Default or Event of Default;

     (b) any default or event of default under any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (d) any litigation or proceeding affecting the Parent or any of its Subsidiaries in which there is a reasonable likelihood that damages against the Parent or any of its Subsidiaries will be recovered in the amount of $1,000,000 or more and such damages will not be covered by insurance, or any litigation or proceeding in which the amount is $1,000,000 or more and in which injunctive or similar relief is sought;

     (e) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

     (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a statement of the Chief Financial Officer or the Chief Executive Officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 6.03. Existence; Conduct of Business. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.05.

     SECTION 6.04. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 6.05. Maintenance of Properties; Insurance. (a) Keep and maintain all property necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including in any event business interruption) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

     SECTION 6.06. Books and Records; Inspection Rights. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all applicable legal requirements shall be made of all dealings and transactions in relation to its business and activities; permit any representatives designated by the Syndication Agent, the Administrative Agent or any Lender, upon reasonable prior notice and during business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss the affairs, finances and condition of the Parent and its Subsidiaries with officers and employees of the Parent and its Subsidiaries and with its independent accountants, all at such reasonable times and as often as reasonably requested, provided that, in the absence of a continuing Event of Default, such visits, examinations and inspection shall not occur more than once each calendar year.

     SECTION 6.07. Compliance with Laws; Contractual Obligations. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to the Parent and its Subsidiaries or their property, including, with limitation, ERISA and any rule and regulations promulgated thereunder, and any indenture, agreement or other instrument binding upon the Parent or any of its Subsidiaries, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 6.08. Environmental Laws. (a) Comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.

     SECTION 6.09. Further Assurances; Security Interests. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, which are desirable, from time to time, in order to grant and maintain in favor of the Lenders as beneficiaries thereof the security interest in the Collateral contemplated hereby.

     SECTION 6.10. Additional Collateral. (a) With respect to any assets acquired after the Effective Date by the Parent or any of its Domestic Subsidiaries (other than (y) any assets described in paragraph (b) or (c) below and (z) immaterial assets a security interest with respect to which cannot be perfected by filing UCC-1 financing statements), promptly (i) execute and deliver to the Administrative Agent such amendments to this Agreement or the relevant Security Document or such other documents as the Administrative Agent or the Majority Lenders deem necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such assets, (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such assets, subject to Liens permitted by Section 7.03, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the appropriate Security Document or by law or as may be requested by the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (b) With respect to any Domestic Subsidiary or any Foreign Subsidiary other than an Excluded Foreign Subsidiary which is or becomes a Significant Subsidiary after the Effective Date, promptly upon the request of the Administrative Agent
(i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary which is owned by the Parent or any of its Subsidiaries, subject to Liens permitted by Section 7.03 and (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to a security agreement substantially in the form of Exhibit E and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the collateral to be described in such security agreement with respect to such Subsidiary, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by such subsidiary security agreement or by law or as may be requested by the Administrative Agent, subject to Liens permitted by Section 7.03 and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i), (ii) and (iii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (c) With respect to any Domestic Subsidiary or any Foreign Subsidiary other than an Excluded Foreign Subsidiary which is or becomes a Significant Subsidiary after the Effective Date (i) promptly upon the request of the Administrative Agent, cause such Subsidiary to become a party to a guarantee substantially in the form of Exhibit F and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matter described in the preceding clause, which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (d) With respect to any Person that becomes an Excluded Foreign Subsidiary after the Effective Date, promptly upon the request of the Administrative Agent
(i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the relevant Pledge Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such Subsidiary which is owned by the Parent or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, if any, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Parent or such Subsidiary, as the case may be and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and
(ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     SECTION 6.11. Use of Proceeds. Use the proceeds of the Loans only as provided in Section 4.12.

     SECTION 6.12. Consummation of Compulsory Acquisition. (a) As promptly as reasonably practicable after Target Acquisition Corp. is permitted to do so under the Companies Act, 1985 of England, cause Target Acquisition Corp. to consummate the Compulsory Acquisition in respect of the Target Shares not already owned by Target Acquisition Corp.

     (b) Cause Target Acquisition Corp. to take all steps required pursuant to the Target Pledge Agreement to perfect the security interest granted to the Administrative Agent thereunder within 60 days after Target Acquisition Corp.'s acquisition of any Target Shares that are Pledged Securities.

     SECTION 6.13. Wavelength Pledge Agreement. As soon as practicable, but in any event within 60 days after the Effective Date, (a) the Administrative Agent shall have received (i) with a counterpart or copy for each Lender, the Wavelength Pledge Agreement, executed and delivered by a duly authorized officer of the Parent, and (ii) such other documents reasonably requested in connection therewith, including, without limitation, an opinion of counsel, from counsel and in a form reasonably satisfactory to the Administrative Agent, and (b) all reasonable actions necessary or advisable to perfect the security interest granted to the Administrative Agent pursuant to the Wavelength Pledge Agreement as a first priority Lien on the Pledged Securities described therein shall have been taken.

     SECTION 6.14. Target Acquisition Corp. Pledge Agreement. As soon as practicable, but in any event within 14 days after the Effective Date, the Administrative Agent shall have received (a) share certificates for the Capital Stock of (i) Target Acquisition Corp. pledged pursuant to the Target Acquisition Corp. Pledge Agreement (ii) CEL pledged pursuant to the CEL Pledge Agreement and
(iii) CHUK II pledged pursuant to the CHUK II Pledge Agreement, each registered in the name of the Administrative Agent or its nominee, and (b) a copy of the Shareholder Registry of (i) Target Acquisition Corp., (ii) CEL and (iii) CHUK II, in each case, showing the Administrative Agent or its nominee as the registered owner of such pledged shares, certified as true and correct by a duly authorized officer of each such pledgor.

                         ARTICLE VII. NEGATIVE COVENANTS

     The Borrowers hereby agree that, in the case of the covenants contained in this Article VII (other than the covenants contained in Sections 7.03, 7.12, 7.14 and 7.16), during the period from the Effective Date and, in the case of the covenants contained in Sections 7.03, 7.12, 7.14 and 7.16, during the period from the Initial Revolving Credit Funding Date, until, in either such case, the Commitments have expired or terminated and the principal of and interest on each Loan and all other obligations hereunder shall have been paid in full, the Parent shall not, and (except with respect to Section 7.01) shall not permit any of its Subsidiaries to, directly or indirectly:



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                                                                              65

                  SECTION 7.01. Financial Condition Covenants.

     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on the last day of any fiscal quarter ending during any period set forth below to be greater than the ratio set forth below opposite the period in which such fiscal quarter ends:

                   Period                                      Ratio
                   ------                                      -----

         Initial Revolving Funding Date - Tender
         Closing Date                                       3.50 to 1.00
         Tender Closing Date - 9/30/98                      4.75 to 1.00
         10/01/98 - 9/30/99                                 4.25 to 1.00
         10/01/99 - 9/30/00                                 3.75 to 1.00
         10/01/00 - 9/30/01                                 3.50 to 1.00
         10/01/01 - 9/30/92                                 3.25 to 1.00
         10/01/02 - thereafter                              3.00 to 1.00


Notwithstanding the foregoing, at any time after the Transition Date the Consolidated Leverage Ratio shall not exceed 3.50 to 1.00.

     (b) Ratio of Consolidated EBITDA less Capital Expenditures to Consolidated Cash Interest Expense. Permit the ratio of (i) Consolidated EBITDA less Capital Expenditures for any period of four consecutive fiscal quarters ending during any period set forth below to (ii) Consolidated Cash Interest Expense for such period, to be less than the ratio set forth below opposite such period:

                   Period                                      Ratio
                   ------                                      -----

         Initial Revolving Funding Date - Tender
         Closing Date                                       2.00 to 1.00
         Tender Closing Date - 9/30/98                      1.50 to 1.00
         10/01/98 - 9/30/00                                 1.75 to 1.00
         10/01/00 - thereafter                              2.00 to 1.00

Notwithstanding the foregoing, at any time after the Transition Date the ratio of (i) Consolidated EBITDA less Capital Expenditures for any period of four consecutive fiscal quarters to (ii) Consolidated Cash Interest Expense for any such period shall not be less than 2.00 to 1.00.

     SECTION 7.02. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except (if after giving effect to the incurrence thereof no Event of Default shall be in existence):

     (a) Indebtedness of the Borrowers and the other Loan Parties under this Agreement and the other Loan Documents;

     (b) purchase money Indebtedness of the Parent and any of its Subsidiaries (including Capital Leases) to the extent permitted under Section 7.03(f);

     (c) Indebtedness outstanding on the date hereof and listed on Schedule 7.02(c) and any refinancing, refunding, renewal or extension thereof, provided that (i) the principal amount thereof is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (ii) the direct and contingent obligors with respect to such Indebtedness are not changed;

     (d) Indebtedness of (i) the Parent to any Subsidiary of the Parent which is a party to a Subsidiaries Guarantee or in respect of which the requirements of
Section 6.10 have been complied with and (ii) any Subsidiary to the Parent or any other Subsidiary;

     (e) Indebtedness in respect of Hedge Agreements;

     (f) unsecured Indebtedness payable to the sellers of the Capital Stock or assets acquired pursuant to Future Acquisitions;

     (g) Indebtedness of the Target and its Subsidiaries outstanding on the Tender Closing Date;

     (h) Indebtedness outstanding under the Existing Credit Agreement as of the Effective Date, provided, that such Indebtedness shall not be permitted hereunder from and after the Initial Revolving Credit Funding Date;

     (i) Subordinated Indebtedness; and

     (j) additional Indebtedness of the Parent or its Subsidiaries not contemplated by clauses (a) through (i) above, provided that the amount of Indebtedness incurred and remaining outstanding pursuant to this clause (i) shall not at any time exceed $10,000,000.

     SECTION 7.03. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Parent or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

     (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) Liens in existence on the date hereof listed on Schedule 7.03(e), securing Indebtedness permitted by Section 7.02(c);

     (f) purchase money Liens of the Parent and its Subsidiaries granted to the vendor or Person financing the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds of such property in accordance with the instrument creating such Lien, and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

     (g) Liens on the property or assets of an entity which becomes a Subsidiary after the date hereof securing Indebtedness permitted by Sections 7.02(d) or
(g), provided that (i) such Liens existed at the time such entity became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such entity becomes a Subsidiary (other than proceeds of the collateral originally subject to such Lien in accordance with the instrument creating such
Lien) and (iii) the amount of Indebtedness secured thereby is not increased;

     (h) Liens created pursuant to the Security Documents;

     (i) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its businesses taken as a whole;

     (j) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under paragraph (h) of Article VIII;

     (k) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement;

     (l) leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries, taken as a whole;

     (m) the replacement, extension or renewal of any Lien permitted by clauses
(a) through (l) above upon or in the same assets theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

     (n) Liens securing the Indebtedness under the Existing Credit Agreement;

     (o) Liens securing the Indebtedness described in Section 7.02(g); and

     (p) additional Liens securing Indebtedness of the Borrower or any Subsidiary so long as the aggregate principal amount of the Indebtedness so secured does not exceed $5,000,000 at any time outstanding.

     SECTION 7.04. Limitation on Guarantees. Create, incur, assume or suffer to exist any Guarantee except:

     (a) the Guarantees arising under the Loan Documents and the Existing Credit Agreement;

     (b) surety bonds issued in respect of the type of obligations described in
Section 7.03(d);

     (c) Guarantees by the Parent or the Company of Indebtedness and other obligations of Subsidiaries that are permitted to be incurred under this Agreement; and

     (d) Guarantees existing on the Effective Date and set forth on Schedule
7.04 hereto, and any renewal or modification.

     SECTION 7.05. Limitations on Fundamental Changes. Except as otherwise permitted by Section 7.06 or Section 7.07(e), enter into any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except that (i) the Parent may liquidate, wind-up or dissolve or otherwise dispose of any inactive Subsidiary, (ii) any Wholly Owned Subsidiary of the Parent (other than the Company) may be merged or consolidated with, or may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, any other Wholly Owned Subsidiary of the Parent or the Parent and (iii) subject to clause

(d) below, Parent may transfer 100% of the stock of CEL to Target Acquisition Corp.; provided that (a) in any merger or consolidation involving the Parent, the Parent shall be the continuing or surviving entity, (b) if any such merger or consolidation shall involve at least one entity of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders, then the continuing or surviving entity shall be that entity in which the greater percentage of Capital Stock has been so pledged, (c) no Subsidiary (for purposes of this clause (c), the "first Subsidiary") may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (other than sales and transfers of assets in the ordinary course or of assets immaterial to the value of the first Subsidiary) or issue equity securities of any type to any Subsidiary of which less than 100% of the Capital Stock has been pledged to the Administrative Agent for the benefit of the Lenders (for purposes of this clause (c), the "second Subsidiary"), unless the first Subsidiary is an Excluded Foreign Subsidiary and the second Subsidiary is a Subsidiary of the first Subsidiary or of another Excluded Foreign Subsidiary and (d) as a condition precedent to Parent's transfer of 100% of the stock of CEL to Target Acquisition Corp., Parent shall cause Target Acquisition Corp. (I) to execute and deliver to the Administrative Agent a new pledge agreement, substantially in the form of the CEL Pledge Agreement, or such amendments to the CEL Pledge Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in 100% of the Capital Stock of CEL, (II) to deliver to the Administrative Agent share certificates representing such Capital Stock, registered in the name of the Administrative Agent or its nominee (III) to take all other actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Capital Stock, and (IV) to deliver to the Administrative Agent a legal opinion relating to the matters described in the preceding clauses (I) through
(III), which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     SECTION 7.06. Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Parent or any Wholly Owned Subsidiary of the Parent which is party to a Subsidiaries Guarantee or a Significant Subsidiary in respect of which the requirements of Section 6.10 have been complied with, except:

     (a) the sale of inventory in the ordinary course of business;

     (b) the sale or other disposition of obsolete or worn out property in the ordinary course of business;


     (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

     (d) as permitted by Section 7.05; and

     (e) other sales of assets in any fiscal year having an aggregate book value equal to less than 10% of Consolidated Total Assets as at the end of the preceding fiscal year and contributing less than 10% of Consolidated Revenue for such preceding fiscal year.

     SECTION 7.07. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

     (a) extensions of trade credit in the ordinary course of business;

     (b) investments in Cash Equivalents;

     (c) loans and advances to employees of the Parent or its Subsidiaries or to Persons who are not Affiliates not to exceed $1,000,000 at any time outstanding so long as the time of the making of any loan or advance no Default or Event of Default shall have occurred and be continuing;

     (d) investments by the Parent in or loans or advances by the Parent to its Subsidiaries and investments by such Subsidiaries in or loans or advances by such subsidiaries to the Parent and in or to other Subsidiaries (including the investment for creation of such Subsidiary); provided, however, that any such investment, loan or advance by or to a Subsidiary other than a Significant Subsidiary in respect of which the requirements of Section 6.10 have been complied with shall be (i) in an amount immaterial in relation to the value of the transferor, (ii) in the ordinary course of business of each party thereto and (iii) upon fair and reasonable terms no less favorable to each party than each party could obtain in a comparable arm's length transaction with a Person not an Affiliate, and provided, further, that any such investment constituting Indebtedness of any Subsidiary shall be permitted only if such Indebtedness is permitted by Section 7.02(e);

     (e) so long as no Event of Default has occurred and is continuing or would result therefrom, the Parent and its Subsidiaries may make Future Acquisitions; provided, that until such time as the aggregate amount of payments and prepayments of the Term Loans pursuant to Sections 2.04(b), 2.06(g), 2.06(h) or 2.06(i) shall equal $200,000,000, any Future Material Acquisition shall not be made without the prior written consent of the Majority Lenders after their satisfactory review (which they shall promptly undertake after notice by the Borrower), in their reasonable discretion, of documents required pursuant to
Section 5.06(b); it being understood and agreed that, if the Parent provides the Administrative Agent with the information and documents as required by Sections 5.06(b)(i) and (ii), the Administrative Agent shall advise the Parent whether or not the Majority Lenders will consent to such Future Material Acquisition on or before the fifth day prior to the Acquisition Date and, if the Majority Lenders so consent, such consent shall be irrevocable unless there is a material change in the terms of such Future Material Acquisition;

     (f) extensions or renewals of existing investments on substantially identical terms;

     (g) the Target Acquisition; and

     (h) investments in the ordinary course of business not to exceed $5,000,000 outstanding at any time.

     SECTION 7.08. Limitation on Optional Payments and Modifications of Subordinated Debt Instruments. (a) Make any optional payment or prepayment on or redemption of any Subordinated Indebtedness or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Subordinated Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

     SECTION 7.09. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Parent or any of its Subsidiaries and (c) upon fair and reasonable terms no less favorable to the Parent or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that any transaction which repatriates the earnings of a Foreign Subsidiary to a Domestic Subsidiary shall be deemed to be permitted under this Agreement.

     SECTION 7.10. Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Parent or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Parent or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent or such Subsidiary; except those leases of property pursuant to which the aggregate amount of all obligations of the Parent or any of its Subsidiaries as lessee or guarantor is less than $2,000,000.

     SECTION 7.11. Limitation on Changes in Fiscal Year. Permit the fiscal year of the Parent to end on a day other than September 30, provided that the Parent may change its fiscal year end to December 31.

     SECTION 7.12. Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and (b) any purchase money mortgages or Capital Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Parent or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien to secure the Obligations upon any of its property, assets or revenues, whether now owned or hereafter acquired.

     SECTION 7.13. Limitation on Lines of Business. Alter in any material respect the nature of the businesses of the Parent and its Subsidiaries taken as a whole on the date of this Agreement and after giving effect to the Target Acquisition or which are related thereto.

     SECTION 7.14. Restrictions Affecting Subsidiaries. Enter into, or suffer to exist, any indenture, agreement or other instrument with any Person other than the Parent, which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Parent or any other Subsidiary, (b) make loans or advances to the Parent or any other Subsidiary or (c) transfer any of its properties or assets to the Parent or any other Subsidiary.

     SECTION 7.15. Restrictions on Target Acquisition. Prior to the Tender Closing Date, (a) spend more than $77,000,000 for the purchase of Target Shares or (b) acquire more than 29.9% of the issued and outstanding Target Shares.

     SECTION 7.16. Limitation on Dividends. Declare any dividends on any shares of any class of Capital Stock of the Parent or any of its Subsidiaries, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of Capital Stock of the Parent or any of its Subsidiaries, or any warrants or options to purchase such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Loan Party, except that:

          (a) any Subsidiary may pay dividends to the Parent or to any other

     Wholly Owned Subsidiary of the Parent; and

          (b) in any fiscal year, the Parent may declare dividends or make any other distributions in respect of shares of any class of its Capital Stock in an aggregate amount not in excess of 25% of Consolidated Net Income for such fiscal year.

                         ARTICLE VIII. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) The Borrowers shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

     (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) Any Loan Party shall default in the observance or performance of any agreement contained in Sections 6.14, 7.01, 7.02, 7.03, 7.04, 7.05, 7.06, 7.07,
7.08 or 7.10 of this Agreement; or

     (d) Any Loan Party shall default in the observance or performance of any other material agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days after either Borrower or such Loan Party has knowledge of such default; or

     (e) The Parent or any of its Subsidiaries shall (i) default in any payment of principal of or interest (regardless of amount) of any Indebtedness (other than the Loans) having an aggregate principal amount in excess of $2,000,000 or in the payment of any Guarantee in excess of $2,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee to become payable; or

     (f) (i) The Parent, any of its Significant Subsidiaries or Target Acquisition Corp. shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator, administrator or other similar official for it or for all or any substantial part of its assets, or the Parent, any of its Significant Subsidiaries or Target Acquisition Corp. shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent, any of its Significant Subsidiaries or Target Acquisition Corp. any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent, any of its Significant Subsidiaries or Target Acquisition Corp. any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent, any of its Significant Subsidiaries or Target Acquisition Corp. shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) the Parent, any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) An ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or



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                                                                              74


     (h) One or more judgments or decrees shall be entered against the Parent or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance from a licensed reputable insurance company) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

     (i) (i) Any of the Security Documents shall cease, for any reason (other than by reason of the action of the Syndication Agent, the Administrative Agent or any of the Lenders), to be in full force and effect, or the Parent or any other Loan Party which is a party to any of the Security Documents shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than by reason of the action of the Syndication Agent, the Administrative Agent or any of the Lenders); or

     (j) The Subsidiaries Guarantees shall cease, for any reason, to be in full force and effect or any of the Subsidiaries Guarantors shall so assert in writing; or

     (k) A Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to either Borrower, automatically the Commitments shall immediately terminate and the Loans made hereunder (with accrued interest thereon) and all other amounts owing by the Borrowers under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans made hereunder (with accrued interest thereon) and all other amounts owing by the Borrowers under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided, that, notwithstanding the foregoing, during the Term Loan Commitment Period (x) if the conditions precedent to any Term Loan set forth in Section 5.04 are satisfied, no such declaration under clause (B)(i) or (B)(ii) above shall relieve the Lenders of their obligations to make such Term Loan, (y) no acceleration of the Loans under clause (B)(i) or (B)(ii) above shall apply to any outstanding Term Loans until the end of the Term Loan Commitment Period and, in any event, no acceleration of the Loans under clause (B)(i) or (B)(ii) above shall apply to any amount of outstanding Term Loans (whether such Term Loans were made before or after such acceleration) to the extent that the proceeds thereof have not been disbursed to pay Target Shareholders or Optionholders for the purchase of Target Shares or Options pursuant


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                                                                              75



to the Tender Offer (such undisbursed proceeds, "Acquisition Funds") and (z) neither the Administrative Agent nor any Lender will take any enforcement action against any Acquisition Funds to pay Target Shareholders or Optionholders for the purchase of Target Shares or Options pursuant to the Tender Offer.

     With respect to the acceleration of all L/C Obligations comprised of Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers' obligations in respect thereof shall be to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrowers under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers. The Borrowers shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

     Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             ARTICLE IX. THE AGENTS

     SECTION 9.01. Appointment. Each Lender hereby irrevocably designates and appoints The Chase Manhattan Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes The Chase Manhattan Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.



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                                                                              76


     SECTION 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     SECTION 9.03. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document (except as the effectiveness or enforceability of any Loan Document may be affected by the due execution or delivery thereof by the Administrative Agent) or for any failure of either Borrower or any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of its Subsidiaries (including, without limitation, the Borrower).

     SECTION 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably and in good faith believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or as otherwise required by Section 10.01) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Majority Lenders (or as otherwise required by Section 10.01), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.


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                                                                              77


     SECTION 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (except as otherwise required by Section 10.01); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 9.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and the Subsidiaries of the Parent and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Parent and its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 9.07. Indemnification. The Lenders agree to indemnify the

Administrative Agent in its capacity as such (to the extent not reimbursed by the Parent and without limiting the obligation of the Parent to do so), ratably according to their pro rata shares of the Aggregate Commitment in effect on the date on which indemnification is sought under this Section 9.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their pro rata shares of the Aggregate Commitment immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions,


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                                                                              78


judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in its capacity as such in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section
9.07 shall survive the payment of the Notes and all other amounts payable hereunder.

     SECTION 9.08. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Parent and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 9.09. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 20 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Parent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     SECTION 9.10 Syndication Agent. The Syndication Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

     SECTION 9.11 The Administrative Agent as Security Trustee. (a) The Administrative Agent, as security trustee under the CHUK II Pledge Agreement, the Target Acquisition Corp. Pledge Agreement and the Target Pledge Agreement (collectively, the "U.K. Pledge Agreements"; the Administrative Agent, as security trustee thereunder, the


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                                                                              79


"Security Trustee") in its capacity as trustee or otherwise shall not be liable for any failure, omission, or defect in perfecting the security constituted or created by any U.K. Pledge Agreement including, without limitation, any failure to (i) register the same in accordance with the provisions of any of the documents of title of any Loan Party to any of the assets thereby charged, (ii) effect or procure registration of or otherwise protect the security created by any U.K. Pledge Agreement under any registration laws in any jurisdiction, or
(iii) protect such security in any other way.

     (b) The Security Trustee in its capacity as trustee or otherwise may accept without inquiry such title as a Loan Party may have to any asset.

     (c) The Security Trustee in its capacity as trustee or otherwise shall not be under any obligation to hold any title deed, U.K. Pledge Agreement, or any other document in connection with the U.K. Pledge Agreements or any other document in connection with the property charged by any U.K. Pledge Agreement or any other such security in its own possession or to take any steps to protect or preserve the same. The Security Trustee may permit a Loan Party to retain all such title deeds, U.K. Pledge Agreements, and other documents in its possession.

     (d) Except as otherwise provided in the Loan Documents, all moneys which under the trusts therein contained are received by the Security Trustee in its capacity as trustee or otherwise may be invested in the name of or under the control of the Security Trustee in any investment for the time being authorized by English law for the investment by trustees or trust money or in any other investments which may be selected by the Security Trustee. Additionally, the same may be placed on deposit in the name of or under the control of the Security Trustee at such bank or institution (including the Security Trustee) and upon such terms as the Security Trustee may think fit.


     (e) Each Lender hereby confirms its approval of the Loan Documents and any security created or to be created pursuant thereto and hereby authorizes, empowers and directs the Security Trustee (by itself or by such person(s) as it may nominate) to execute and enforce the same as trustee or as otherwise provided (and whether or not expressly in the Lenders' names) on its behalf.

     (f) The provisions of this Section 9.11 are in addition to, and not in limitation of, the other provisions of this Article IX.

                            ARTICLE X. MISCELLANEOUS

     SECTION 10.01. Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers (and, in the case of any Loan Document other than this Agreement, any Loan Party thereto) written amendments, supplements or modifications hereto


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                                                                              80


and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or the Borrowers and the other Loan Parties hereunder or thereunder or (b) waive any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment or modify the provisions of Section 2.06(d), in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive Section 5.03(f)(i) or any provision of this Section 10.01 or reduce the percentage specified in the definitions of Majority Lenders, Majority Revolving Credit Lenders or Majority Term Loan Lenders, or consent to the assignment or transfer by the Parent, the Company or any other Loan Party, of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or release any Subsidiaries Guarantee, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the relevant Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     SECTION 10.02. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, the Company, the Administrative Agent and the Syndication Agent and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Parent:    Caribiner International, Inc.
                   16 West 61st Street
                   New York, New York  10023
                   Attention: Arthur Dignam
                   Telecopy:  212-489-1644



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                                                                              81



    The Company:   Caribiner, Inc.
                   16 West 61st Street
                   New York, New York  10023
                   Attention: Arthur Dignam
                   Telecopy:  212-489-1644

                   with copies to:

                   Caribiner, Inc.
                   16 West 61st Street
                   New York, New York  10023
                   Attention: Hal Schwartz, Esq.
                   Telecopy:  212-582-6873

    The Administrative
    Agent:         The Chase Manhattan Bank
                   Loan and Agency Services
                   One Chase Manhattan Plaza, 8th Floor
                   New York, New York  10081
                   Attention:  Mary Fong
                   Telecopy:   (212) 552-5650

                   with copies to:

                   The Chase Manhattan Bank

                   Middle Market Banking Group
                   Westside Region
                   600 Fifth Avenue, 5th Floor
                   New York, New York  10020
                   Attention:  Thomas J. Cox
                   Telecopy:   (212) 332-4370

    The Syndication
    Agent:         Merrill Lynch Capital Corporation
                   World Financial Center
                   North Tower
                   250 Vesey Street
                   New York, New York  10281
                   Attention:  Chris Birosak
                   Telecopy:   (212) 449-8230

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.02, 2.03, 2.06, 2.07 or 2.14 shall not be effective until received.

     SECTION 10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right,


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                                                                              82


remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 10.04. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

     SECTION 10.05. Payment of Expenses and Taxes. The Borrowers agree (a) to pay or reimburse the Syndication Agent and the Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Syndication Agent and the Administrative Agent (limited to one United States counsel, one English counsel and one counsel in any other jurisdiction relevant to the Transactions), (b) to pay or reimburse each Lender, the Syndication Agent and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Syndication Agent, the Administrative Agent and to the several Lenders (including the allocated fees and expenses of in-house counsel), and (c) to pay, indemnify, and hold each Lender, the Syndication Agent and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes similar in nature, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Syndication Agent and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the use or proposed use of proceeds of Loans hereunder (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Syndication Agent, the Administrative Agent or any such Lender, respectively. The


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                                                                              83


agreements in this Section 10.05 shall survive repayment of the Loans and all other amounts payable hereunder.

     SECTION 10.06. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Company, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that neither the Parent nor the Company may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrowers, the other Loan Parties, and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the term of such Lender's related Commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.06 (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the participant, to a level below the rate at which the participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.01 hereof, requires the consent of each Lender. Each of the Parent and the Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.07(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section
2.13 such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to


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                                                                              84


receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or any Affiliate thereof or an assignment by the Administrative Agent or the Syndication Agent in connection with the syndication of the Loans, each of the Parent and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or any Affiliate thereof, an assignment of the entire remaining amount of the assigning Lender's Commitment or an assignment by the Administrative Agent or the Syndication Agent in connection with the syndication of the Loans, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (such fee shall be waived if such assignment is made between the assigning Lender and any of its Affiliates), and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Parent otherwise required under this paragraph shall not be required if an Event of Default under clause (f) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Parent, the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the

Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c) of this Section and any written consent to such assignment required by paragraph (c) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (f) Subject to Section 10.16, the Parent authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Parent and the Company and their Affiliates which has been delivered to such Lender by or on behalf of the Parent and the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Parent and the Company in connection with such Lender's credit evaluation of the Parent and the Company and their Affiliates prior to becoming a party to this Agreement.

     (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

     SECTION 10.07. Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans or L/C Participating Interests owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of
Article VIII or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or L/C Participating Interests, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from such other Lenders a participating interest in such portion of each such other Lender's Loans or L/C Participating Interests or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parent or the Company, any such notice being expressly waived by the Parent and the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent or the Company hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent or the Company, as the case may be. Each Lender agrees promptly to notify the Parent and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 10.08. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent and the Administrative Agent.

     SECTION 10.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Parent, the Company, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 10.11. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     SECTION 10.12. Submission To Jurisdiction; Waivers. Each of the Parent and the Company hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent and the Company, as the case may be, at its address set forth in Section
     10.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     SECTION 10.13. Acknowledgements. Each of the Parent and the Company hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent or the Company, as the case may be, arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on one hand, and the Parent or the Company, as the case may be, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or between the Parent or the Company, as the case may be, and the Lenders.

     SECTION 10.14. WAIVERS OF JURY TRIAL. THE PARENT, THE COMPANY, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 10.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.16. Confidentiality. Each Lender agrees to keep the information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery to such Lender confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's directors, employees, representatives, attorneys, accountants, agents or Affiliates who are advised of the confidential nature of such information and agree to be bound by the provision of this Section 10.16, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law, regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Parent unless such notice is legally prohibited) or requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to Transferees or potential Transferees who agree to be bound by the provisions of this Section 10.16, (e) to the extent required in connection with any litigation between the Parent or the Company, as the case may be, and any Lender with respect to the Loans or this Agreement or any other Loan Document, (f) to the Administrative Agent or any other Lender, (g) in connection with the exercise of any remedy hereunder or under the other Loan Documents or
(h) with the Parent's prior written consent. The agreements in this Section
10.16 shall survive repayment of the Notes and all other amounts payable hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          CARIBINER INTERNATIONAL, INC.


                                          By:/s/ Arthur F. Dignam
                                             -----------------------------------
                                             Name: Arthur F. Dignam
                                             Title: Executive Vice President


                                          CARIBINER, INC.


                                          By:/s/ Arthur F. Dignam
                                             -----------------------------------
                                             Name: Arthur F. Dignam
                                             Title: Executive Vice President


                                          THE CHASE MANHATTAN BANK, individually
                                          and as Administrative Agent


                                          By:/s/ Thomas J. Cox
                                             -----------------------------------
                                             Name: Thomas J. Cox
                                             Title: Vice President


                                          MERRILL LYNCH CAPITAL CORPORATION,
                                          individually and as Syndication Agent


                                          By:/s/ Christopher Birosak
                                             -----------------------------------
                                             Name: Christopher Birosak
                                             Title: Managing Director

                                                                         Annex A

                                  PRICING GRID

     So long as the Transition Date shall not have occurred, the Applicable Margin and Commitment Fee Rate will be determined in accordance with the following Ratings Grid; provided, that (i) if the Moody's Rating and the S&P Rating are at different levels, the higher of the two Ratings will apply and
(ii) if (A) the Moody's Rating and the S&P Rating are below the Ratings set forth in Level III of the Ratings Grid set forth below, (B) there is no Moody's Rating and no S&P Rating or (C) the Leverage Grid set forth below would provide lower pricing, the Applicable Margin and Commitment Fee Rate will be determined in accordance with the Leverage Grid set forth below.

                                  Ratings Grid


=====================================================================================================
                                  Level I                 Level II                 Level III

                                S&P Rating/              S&P Rating/              S&P Rating/
                              Moody's Rating               Moody's                  Moody's
                               of BBB-/Baa3               Rating of                Rating of
                                 or higher                 BB+/Ba1                   BB/Ba2
-----------------------------------------------------------------------------------------------------

      Commitment                   0.15%                   0.225%                     0.25%
       Fee Rate
-----------------------------------------------------------------------------------------------------

      Applicable                   0.50%                   0.625%                    0.875%
       Margin --
       Eurodollar
       Loans
=====================================================================================================

      Applicable                    0%                       0%                        0%
       Margin --
      ABR Loans
=====================================================================================================

                                                       Leverage Grid


====================================================================================================================================
                       If the            If the           If the              If the              If the               If the
                    Consolidated      Consolidated     Consolidated        Consolidated        Consolidated         Consolidated
                      Leverage          Leverage         Leverage            Leverage            Leverage             Leverage
                    Ratio is less    Ratio is less     Ratio is less       Ratio is less       Ratio is less          Ratio is
                     than 2.0 to      than 2.5 to       than 3.0 to         than 3.5 to         than 4.0 to         greater than
                         1.0            1.0 but           1.0 but             1.0 but             1.0 but           or equal to
                                      greater than     greater than        greater than        greater than          4.0 to 1.0
                                      or equal to       or equal to         or equal to         or equal to
                                       2.0 to 1.0       2.5 to 1.0          3.0 to 1.0          3.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------------

Commitment              0.20%            0.225%           0.225%               0.25%               0.30%               0.35%
Fee Rate

------------------------------------------------------------------------------------------------------------------------------------

    Applicable          0.50%            0.625%            0.75%              0.875%              1.125%               1.375%
     Margin --
    Eurodollar
       Loans

====================================================================================================================================
    Applicable
     Margin --           0%                0%               0%                  0%                 .125%               .375%
     ABR Loans
====================================================================================================================================

Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.01 (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 120th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.0 to 1. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Parent and its Subsidiaries ending at the end of the period covered by the relevant financial statements.